UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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XCEL ENERGY INC.

(Name of Registrant as Specified In Its Charter)

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Ben Fowke Chairman of the Board, President and Chief Executive Officer

April 4, 2016

Dear Fellow Shareholders:

Xcel Energy would like to welcome you to Eau Claire, Wisconsin for our 2016 Annual Shareholders’ Meeting. Conducting our annual meeting in key cities across our service territory gives us the opportunity to connect with shareholders we might not otherwise meet, showcase our operations, and celebrate our connection to the customers and communities we serve. I look forward to coming to Eau Claire.

We had an outstanding 2015. I plan to share some highlights from the year, including:

•	Meeting or exceeding our annual ongoing earnings guidance for the eleventh consecutive year
•	Increasing our dividend for the twelfth consecutive year
•	Exceeding the total shareholder return of our industry peer group
•	Continuing to lead the way with cleaner energy solutions as the number one utility wind provider
•	Exceeding our goals for employee and public safety as well as customer engagement

I also look forward to sharing the opportunities in front of us as we continue to make strategic investments that will serve our customers and our shareholders well into the future.

We will conduct the formal business of the meeting and answer your questions. Details for meeting attendance are included in this proxy statement. You can also listen to the meeting via webcast at www.xcelenergy.com.

Also enclosed are details for how and when to vote and other important information. Your vote is very important, so please cast it promptly.

Thank you for your confidence in us. I hope to see you in Wisconsin.

Sincerely,

Ben Fowke

Chairman, President and Chief Executive Officer

Richard Davis Lead Independent Director

April 4, 2016

Dear Fellow Shareholders:

On behalf of Xcel Energy’s Board of Directors, I welcome you to the 2016 Annual Shareholders’ Meeting. Your Board is committed to attaining the highest standards of governance and independent oversight to achieve the best results for you.

Xcel Energy employs sound governance practices to ensure we achieve the benefits of both strong, independent oversight and vast experience and expertise in our complex and changing industry. Our governance structure and practices enable balanced Board operations, independent thought, and appropriate levels of Board involvement and oversight.

During 2015 we elected a new board member, James T. Prokopanko, retired President and CEO of The Mosaic Company, to the Board. Mr. Prokopanko’s experience and expertise is well-suited for this Board and complements that of our members.

This year we further enhanced shareholder rights by adopting proxy access. We are committed not only to delivering outstanding results, but also representing your interests. These and other practices are detailed in the proxy statement, which I encourage you to review as you cast your vote.

As Lead Independent Director, I am focused on the important obligations that our Board owes to you, our shareholders. These responsibilities include (among other duties) approving the agenda for our board meetings, working with the Chairman to provide the directors information needed to effectively govern, and acting as a regular communications channel between our independent directors and our chief executive officer.

It has been my privilege to serve as Xcel Energy’s Lead Independent Director for the past four years and I look forward to continuing my service to the Company. Know that your Board remains focused on solid governance and performance that delivers value to you, today and long into the future.

On behalf of the Board, thank you for investing in Xcel Energy. We look forward to another great year.

Sincerely,

Richard Davis

Lead Independent Director

Driving Directions	Inside Back Cover
Annual Meeting Guidelines	Back Cover

Forward-Looking Statements

The statements contained in this proxy statement about our future performance, including, without limitation, future financial and operational results, strategies, prospects, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on information currently available and on reasonable assumptions, we can give no assurance they will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from any forward-looking statements made herein. A discussion of some of these risks and uncertainties is contained in our Annual Report on Form 10-K and subsequent reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”), and available on our website: www.xcelenergy.com. These reports address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this proxy statement. In addition, any forward-looking statements included herein represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, MN 55401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF XCEL ENERGY INC.

Date:	Time:	Place:
May 18, 2016	11:00 a.m.	The Florian Gardens 2340 Lorch Ave. Eau Claire, Wisconsin

AGENDA:

•	Election of 11 directors named in the proxy statement

•	Approval of executive compensation in an advisory vote

•	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2016

•	Consideration of a shareholder proposal on the separation of the roles of the Chairman and Chief Executive Officer, if properly presented at the annual meeting

•	Transaction of other business that may properly come before the meeting

Record date: You can vote if you were a shareholder of record on March 22, 2016.

If you are attending the meeting, you will be asked to present photo identification (such as a driver’s license) and verification that you are a shareholder, as described in this proxy statement.

Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about April 4, 2016.

Thank you for investing in Xcel Energy.

By Order of the Board of Directors,
JUDY M. POFERL Senior Vice President, Corporate Secretary and Executive Services April 4, 2016

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 18, 2016. Our 2016 proxy statement and Annual Report are available free of charge at www.proxydocs.com/xel

i

PROXY SUMMARY

Annual Meeting of Shareholders:

• Date and Time:	May 18, 2016, 11:00 a.m.
• Place:	The Florian Gardens, 2340 Lorch Ave., Eau Claire, Wisconsin
• Record Date:	March 22, 2016
• Voting:	You are entitled to vote, in person or by proxy, if you were a shareholder at the close of business on the record date.
• Admission to Annual Meeting:

If you wish to attend the annual meeting and are a shareholder as of the record date, you must reserve an admission ticket. Please refer to the Questions and Answers Section under “How do I Reserve an Admission Ticket to Attend the Annual Meeting?” on page 59.

Voting Matters and Board Recommendations:

		Board Vote Recommendation	Page Reference (for more detail)
PROPOSAL NO. 1	Election of Directors	FOR each nominee	Page 1
Candidates provide the needed experience and expertise to govern the Company and ensure strong independent oversight.
PROPOSAL NO. 2	Approval of Executive Compensation in an Advisory Vote	FOR	Page 21
Xcel Energy’s executive compensation plan is market-based, performance-driven, and aligned with shareholder interests.
PROPOSAL NO. 3	Ratification of the Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2016	FOR	Page 49
All independence standards have been met and sound practices are employed to ensure strong, independent financial governance.
PROPOSAL NO. 4	Shareholder Proposal on the Separation of the Roles of Chairman and Chief Executive Officer	AGAINST	Page 52
Xcel Energy shareholders are best served by the current governance structure, which combines strong, independent governance with robust industry experience and insight.

You are receiving these proxy materials in connection with the solicitation by the Board of Directors (“Board”) of Xcel Energy Inc. (referred to in this proxy statement as “Xcel Energy,” the “Company,” “we,” “us,” and “our”) of proxies to be voted at Xcel Energy’s 2016 Annual Meeting of Shareholders. Please vote on the proposals described in this proxy statement.

BUSINESS RESULTS

A Proven Track Record – Financial Performance

Earning the trust and confidence of our shareholders is a top priority for us, requiring solid and consistent financial performance. Xcel Energy delivers those results — 2015 again saw solid ongoing earnings growth, strong dividend growth and total shareholder returns better than our 22-company peer group performance. In fact, 2015 marks the 11th consecutive year of meeting or exceeding our ongoing earnings guidance. This track record positions us well for the future, and earned us recognition as one of Forbes’ “100 Most Trustworthy Companies in America.”

ONGOING EPS(1) GROWTH	DIVIDEND GROWTH

STOCK PRICE (as of 12/31)	TOTAL SHAREHOLDER RETURN

Delivering Expected Results

•	Met or exceeded annual ongoing earnings guidance for 11 consecutive years

•	Delivered an ongoing EPS compound average growth rate (CAGR) of 6.2% since 2005

•	Increased the dividend for 12 consecutive years

–	Increased dividend growth objective from 4-6% to 5-7%

–	Introduced payout target range of 60-70%

•	Maintained strong credit ratings: unsecured ratings of “BBB+” to “A” and secured rating in the “A” range

•	Delivered a reduction in annual O&M spend (-0.2% over 2014)

Leading Our Peers

•	Delivered a total shareholder return (TSR) of 85.3% for the five-year period (2010-15); 3.8% for 2015

•	Achieved the 4th highest TSR of the 22-member peer group in 2015

Looking Ahead

•	Planned $15.2 billion in capital investment over the next five years (2016-2020), with upside opportunities totaling $2.5 billion

•	Improved regulatory framework via constructive legislation passed in Minnesota and Texas

•	Continued focus on longer-term regulatory agreements (goal to derive 75% of revenue from multi-year plans)

•	Our plans position us well to deliver an attractive total return

(1)	Ongoing EPS is a non-GAAP number and is defined in Exhibit A, which reconciles this amount to GAAP EPS for each period.

BUSINESS RESULTS

A Proven Track Record – Operational Performance

The utility landscape is changing, and we must continue to thoughtfully anticipate and address the future needs of our stakeholders, including our customers, policymakers, employees and shareholders. Execution of long-term business objectives, while maintaining focus on day-to-day operational performance, enables continued, consistent delivery of expected results over time. Outstanding financial results were enabled by outstanding operational results in 2015.

Achieving Operational Excellence Strong operational performance drives strong, consistent financial results	Staying Committed to Our Environment Our plans will reduce carbon emissions at a competitive price to customers

•Achieved outstanding performance in employee safety by reducing the number and severity of injuries for the eighth consecutive year; strong safety results are an early indicator of an engaged and productive workforce

•Achieved top-quartile performance in public safety (damages to buried electric and gas facilities)

•Energized 16 new substations, upgraded 27 substations and placed 700 miles of new transmission lines into service

•Received the Edison Electric Institute’s Emergency Response Award for outstanding recovery from a July storm in Minnesota that impacted 250,000 customers

•Reduced carbon emissions nearly 25% over 2005 levels

•Targeting 40% of carbon-free generation by 2020, with wind projected to exceed 20% of the overall portfolio

•Proposed a plan in Minnesota that will reduce carbon by 60% by 2030 and provide new investment opportunities

•Saved our customers enough electricity to power more than 115,000 average-sized homes for one year through conservation programs

•Our Windsource® program is ranked as the third largest voluntary green energy program in the country (National Renewable Energy Laboratory)

Investing in Renewables We strive to provide our customers with the clean energy they want and value	Achieving Constructive Outcomes Multi-year agreements help reduce uncertainty and improve return on equity

•Doubled the amount of renewable generation on our system since 2005

•Increased wind capacity by more than 15% and more than doubled our ownership of wind generation, with key additions including:

–BorderWinds in North Dakota - capacity to power about 79,000 homes

–PleasantValley Wind Farm in Minnesota - capacity to power about 105,000 homes

–CourtenayWind Farm in North Dakota (currently under construction) – capacity to power about 105,000 homes

•Consistently ranked among top ten utilities in the nation in solar capacity (Solar Energy Power Association)

•Recognized as #1 electric utility in the nation for wind power capacity for the eleventh consecutive year (American Wind Energy Association)

•Successfully passed multi-year legislation in Minnesota that encourages longer term, more holistic rate plans with more formulaic recovery of capital and O&M

•Filed a 3-year multi-year plan in Minnesota with an option to extend to a 5-year; this filing incorporates the new legislation and should be a key driver for improving our earned return on equity (ROE)

•Successfully passed regulatory lag legislation in Texas which will allow more timely investment recovery through the addition of post-test year capital and earlier implementation of rates

•Negotiated a 3-year extension of the Colorado electric multi-year plan through 2017

•Demonstrated continued success with the biennial rate compact in Wisconsin; received approval for 2016 rate increases, supporting investments in carbon-free energy and system reliability improvements

GOVERNANCE HIGHLIGHTS

Xcel Energy employs strong and sound governance practices that ensure effective oversight, prudent risk management, and alignment with shareholder interests.

Shareholder Rights	Independent Oversight
• Directors elected by majority vote	• 11 independent directors
• Annual advisory vote on executive compensation	• Lead Independent Director
• No supermajority approval provisions	• Committees composed entirely of independent directors
• Proxy access
GOVERNANCE HIGHLIGHTS

Strong Governance Practices	Commitment to Continuous Improvement
• Lead Independent Director elected annually	• Annual Board and committee evaluations
• Regular executive sessions	• Annual risk review
• Director tenure policy	• Shareholder engagement efforts

Sound Compensation Practices

Our compensation programs are performance- and market-based, aligning incentive opportunities with the performance expected from us by our shareholders and customers.

PERFORMANCE-DRIVEN AND MARKET-BASED
Tie pay to performance by making a majority of compensation at risk
Align interests of executives with those of shareholders through rigorous metrics such as adjusted EPS growth, relative TSR, reliability and safety
Look to the market median when setting compensation
Reward superior performance, pay no incentive compensation when threshold metrics are not achieved
COMPENSATION GOVERNANCE
Engage independent compensation consultant
Seek investor feedback on executive compensation
Do not maintain employment contracts
RISK MANAGEMENT
Stock ownership policy with one-year holding period provides alignment with shareholder interests
Prohibit hedging
Restrict pledging
Subject long-term incentive awards to clawback process

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is strongly committed to serving our shareholders and believes a well-qualified and diverse mix of directors best serves shareholder interests. Demonstrated leadership, judgment, skill, diversity, integrity, and experience relevant to the energy industry and with organizations of comparable size and risk are important characteristics for Board members and are considered when evaluating potential director candidates.

The Board has set the size of the Board at eleven following the retirement of Mr. Albert Moreno immediately prior to the annual meeting. The eleven nominees have been recommended by the Governance, Compensation and Nominating Committee (“GCN”) and nominated by the Board. If elected at the 2016 annual meeting, the nominees will hold office until the 2017 annual meeting and until their successors have been elected and qualified. Ten of the eleven nominees are Xcel Energy directors who were elected by shareholders at the 2015 annual meeting. One of the nominees was chosen by the GCN and approved by the Board of Directors and was elected to the Board during 2015.

Each nominee has agreed to be named in this proxy statement and to serve if elected. Should any nominee become unable to serve for any reason, the persons named as proxies reserve full discretion to vote “FOR” any other persons who may be recommended by the GCN and nominated by the Board, or the Board may reduce the number of nominees.

None of the nominees are related to each other, to any other nominee, or to any executive officer of the Company or its subsidiaries by blood, marriage or adoption.

Vote Required

Each director shall be elected by majority vote. This means that to be elected, a nominee must receive more votes “FOR” election than the votes cast “AGAINST.” Any director who does not receive a majority of the votes cast “FOR” election must offer his or her resignation for consideration by the Board, the process for which is outlined on page 56. Proxies solicited by the Board will be voted “FOR” each of the nominees, unless a different vote is specified.

✓	Your Board recommends a vote “FOR” the election to the Board of each of the following nominees.

Nominees

Gail K. Boudreaux
Age:	55
Director Since:	2012
Principal Occupation:	CEO and Founder, GKB Global Health, LLC
Business Experience:

CEO and Founder, GKB Global Health, LLC (June 2015 to present)

Senior Fellow of the Healthcare Initiative, Tuck School of Business, Dartmouth College (September 2015 to present)

CEO, UnitedHealthcare (2011 to November 2014)

Executive Vice President, UnitedHealth Group (2008 to February 2015)

President, UnitedHealthcare (2008 to January 2011)

Executive VP, External Operations Healthcare Services Corporation (2005 to 2008)

Public Company Directorships:	Novavax, Inc. (2015 to present) Zimmer Biomet Holdings, Inc. (2012 to present) Genzyme Corporation (2004 to 2011)
Director Qualifications and Experience:
•	Leadership and Strategy – Ms. Boudreaux’s experience with UnitedHealthcare brings strong leadership skills, business acumen, and sound judgment to the Board. She is the chair of our Operations, Nuclear, Environmental and Safety Committee (“ONES”) and serves on our GCN.

•	Finance – Ms. Boudreaux brings valuable skills to the Board from her background in finance and experience overseeing the integrity of financial statements through her service on public company audit committees. She has previously served on our Audit Committee.

•	Risk Management – From her experience as a top executive of a major corporation, Ms. Boudreaux brings to the Board the expertise to provide effective oversight of risk.

•	Regulated Industry – With a long career in the healthcare industry, Ms. Boudreaux provides the Company experience in management and governance issues relevant to our highly regulated industry.

Richard K. Davis
Age:	58
Director Since:	2006
Principal Occupation:	Chairman and CEO, U.S. Bancorp
Business Experience:	Chairman, U.S. Bancorp (2007 to present) President, U.S. Bancorp (2006 to January 2016)` CEO, U.S. Bancorp (2006 to present)
Public Company Directorships:	U.S. Bancorp (2006 to present) The Dow Chemical Company (2015 to present)
Director Qualifications and Experience:
•	Leadership and Strategy – Mr. Davis’ executive experience provides the Board with valuable leadership skills, strategic insight, and commercial acumen. He serves as our Lead Independent Director and on our Finance Committee.

•	Finance – Mr. Davis’ financial expertise is valuable in our capital-intensive industry. He brings important skills to the Board from his background overseeing the financial integrity of a complex financial institution.

•	Risk Management – As a leader of a major corporation, Mr. Davis brings to the Board experience in effectively overseeing the management of risk.

•	Regulated Industry – Coming from the banking industry, Mr. Davis provides valuable insight relevant to our highly regulated industry.

•	Community – Mr. Davis serves as a director of a number of nonprofit and educational institutions in the communities that we serve.

Ben Fowke
Age:	57
Director Since:	2009
Principal Occupation:	Chairman of the Board, President and CEO, Xcel Energy Inc.
Business Experience:

Chairman of the Board and CEO, Xcel Energy Inc. (2011 to present)

President, Xcel Energy Inc. (2009 to present)

Chief Operating Officer, Xcel Energy Inc. (August 2009 to August 2011)

Various Executive Positions with Xcel Energy Inc. since 2002

Public Company Directorships:	None
Director Qualifications and Experience:
•	Leadership and Strategy – With a long career in the utility industry, Mr. Fowke provides strategic focus and the leadership skills needed to position the Company well for the future. He serves as Chairman of the Board.

•	Finance – Mr. Fowke has a strong background in finance and financial reporting and has served as the Company’s Chief Financial Officer.

•	Risk Management – Mr. Fowke’s experience in the energy business and active involvement in industry organizations makes him keenly familiar with the risks we face and provides unique insight into effective management of those risks.

•	Regulated Industry – His tenure in the utility industry provides significant expertise in regulatory issues that are central to our business.

•	Community – With his service as a director of nonprofit institutions and utility industry organizations, Mr. Fowke provides relevant understanding of the communities that we serve.

Richard T. O’Brien
Age:	62
Director Since:	2012
Principal Occupation:	Former President and CEO, Boart Longyear Limited
Business Experience:

President and CEO, Boart Longyear Limited (April 2013 to October 2015)

CEO, Newmont Mining Corporation (September 2012 to February 2013)

President and CEO, Newmont Mining Corporation (July 2007 to September 2012)

Public Company Directorships:	Vulcan Materials Company (2008 to present) Boart Longyear Limited (2013 to 2015) Newmont Mining (2007 to 2013) Inergy, L.P. (2006 to 2012)
Director Qualifications and Experience:
•	Leadership and Strategy – Mr. O’Brien has extensive executive experience in the mining and energy industries, bringing strategic insight and leadership skills to the Board. He serves on the ONES and Audit Committees.

•	Finance – He brings acumen in financial reporting and accounting and has been determined by our Board to be an audit committee financial expert. His experience in the mining and electric and gas utility industries is directly relevant to our capital-intensive business.

•	Risk Management – His leadership in the mining and energy industries brings valuable insight into the risks of our business. Mr. O’Brien brings a sound understanding of effective means of managing risk.

•	Regulated Industry – Mr. O’Brien’s experience as a utility executive provides industry and regulatory expertise, and his experience in the mining industry brings valuable experience in environmental issues and operations.

Christopher J. Policinski
Age:	57
Director Since:	2009
Principal Occupation:	President and CEO, Land O’Lakes, Inc.
Business Experience:	President and CEO, Land O’Lakes, Inc. (October 2005 to present) Senior leadership positions at Land O’Lakes, Inc. and The Pillsbury Company
Public Company Directorships:	Hormel Foods Corporation (2012 to present)
Director Qualifications and Experience:
•	Leadership and Strategy – Mr. Policinski’s extensive experience leading a rapidly growing, multinational food and agricultural cooperative provides valuable leadership experience and strategic insight. Mr. Policinski is the chair of the GCN and serves on the Finance Committee.

•	Finance – As a leader of the second-largest United States cooperative, Mr. Policinski is well versed in finance and financial issues. He brings valuable skills to the Board from his finance background and experience with the financial reporting process.

•	Risk Management – Mr. Policinski’s experience as both an executive and a director of large corporations brings valuable expertise in the effective oversight of risk.

•	Community – He is a director of a number of nonprofits, educational institutions and trade industry groups, providing a solid understanding of the communities we serve.

James T. Prokopanko
Age:	62
Director Since:	2015
Principal Occupation:	Retired President and CEO, The Mosaic Company
Business Experience:

President and CEO, The Mosaic Company (January 2007 to August 2015)

Executive Vice President and COO, The Mosaic Company (July 2006 to January 2007)

Senior Leadership Positions, Cargill Corporation (1999 to 2006)

Public Company Directorships:	The Mosaic Company (2004 to present) Vulcan Materials Company (2009 to present)
Director Qualifications and Experience:
•	Leadership and Strategy – With extensive experience leading large and complex businesses, Mr. Prokopanko brings leadership and strategic insight to the Board. He serves on the ONES and Audit Committees.

•	Finance – Mr. Prokopanko has demonstrated expertise in finance and the financial reporting process. His experience in both commodities and with capital-intensive businesses brings valuable and relevant insight to the Board.

•	Risk Management – His experience both as an executive and as a director of public companies makes him well equipped to oversee the risks of our business.

•	Community – Mr. Prokopanko serves on the boards of a number of nonprofit organizations and brings a thoughtful understanding of the communities we serve.

A. Patricia Sampson
Age:	67
Director Since:	1985
Principal Occupation:	CEO, President and Owner, The Sampson Group, Inc.
Business Experience:	CEO, President and Owner, The Sampson Group, Inc. (1996 to present) Former CEO, Greater Minneapolis Area Chapter of the American Red Cross
Public Company Directorships:	None
Director Qualifications and Experience:
•	Leadership and Strategy – As leader of a management development and strategy planning business, Ms. Sampson brings leadership and business experience to the Board. She provides valuable perspective in ethics and business conduct, talent acquisition, retention and development, diversity and social responsibility, all of which are important issues to our shareholders. She serves on the Audit and Finance Committees.

•	Finance – Ms. Sampson’s experience as a business owner provides insight into finance and the financial reporting processes.

•	Community – Ms. Sampson is the former CEO of the Greater Minneapolis Area Chapter of the American Red Cross and is a former and current board member of various religious and philanthropic organizations within the communities we serve.

James J. Sheppard
Age:	67
Director since:	2011
Principal Occupation:	Independent Consultant
Business Experience:

Independent Consultant (January 2011 to present)

Senior Vice President and Chief Nuclear Officer, Southern California Edison (September 2010 to December 2010)

Independent Consultant (January 2010 to August 2010)

Chairman, President and CEO, STP Nuclear Operating Company (April 2003 to December 2009)

Senior positions, South Texas Project, Sequoyah Fuels Corp. and Robinson Nuclear Project (1990 to 2003)

Public Company Directorships:	None
Director Qualifications and Experience:
•	Leadership and Strategy – Mr. Sheppard brings to the Board extensive leadership experience in electric utilities, a solid understanding of the issues facing our industry, and valuable expertise on effective and efficient operations. He serves on our ONES and GCN Committees.

•	Nuclear – Mr. Sheppard is an expert on nuclear operations, having led operations at nuclear power plants and overseen nuclear operations for major utilities. He currently consults on nuclear projects under development across the globe. His experience provides valuable insight, knowledge, business acumen, and judgment important to our nuclear operations.

•	Regulated Industry – Mr. Sheppard spent his career in highly regulated companies, bringing experience from a nuclear, safety, operational, and an environmental standpoint. His experience as a senior executive at these companies positions him well to provide oversight and technical expertise that is relevant to our business.

David A. Westerlund
Age:	65
Director Since:	2007
Principal Occupation:	Retired Executive Vice President, Administration and Corporate Secretary, Ball Corporation
Business Experience:	Executive Vice President, Administration and Corporate Secretary, Ball Corporation (2006 to September 2011) Senior level positions with Ball Corporation prior to 2006
Public Company Directorships:	None
Director Qualifications and Experience:
•	Leadership and Strategy – Mr. Westerlund has extensive experience in corporate governance and workforce issues, bringing valuable insight to the Board. Having served as a senior executive, he brings leadership skills and business acumen to the Board. He serves on the GCN and Finance Committees.

•	Regulated Industry – Responsible for environmental health and safety, corporate compliance, security and real estate activities while at Ball Corporation, Mr. Westerlund has extensive knowledge of compliance and corporate governance issues. He has previously served as Chair of our GCN Committee.

•	Community – Mr. Westerlund serves on a number of boards for community organizations.

Kim Williams
Age:	60
Director Since:	2009
Principal Occupation:	Retired Partner, Wellington Management Company LLP
Business Experience:	Partner, Wellington Management Company, LLP (1995 to 2005) Leadership positions, Loomis, Sayles & Co., Inc. and Imperial Chemical Industries Pension Fund (prior to 1995)
Public Company Directorships:	Weyerhaeuser Corporation (2006 to present) E.W. Scripps Co. (2006 to present)
Director Qualifications and Experience:
•	Leadership and Strategy – Ms. Williams brings extensive experience leading a major investment management company, providing valuable and unique strategic insights to the Board. Ms. Williams is the chair of the Finance Committee and serves on the Audit Committee.

•	Finance – Ms. Williams’ strong financial background provides the Company with strong financial oversight and insight that is particularly valuable in our capital-intensive industry. Ms. Williams has been determined to be an audit committee financial expert by our Board.

•	Risk Management – Ms. Williams’ experience in the investment management business provides extensive expertise in risk assessment and management that is valuable for our business.

•	Community – Ms. Williams is active in the community and serves as a trustee of a number of nonprofit and educational boards.

Timothy V. Wolf
Age:	62
Director Since:	2007
Principal Occupation:	President, Wolf Interests, Inc.
Business Experience:

President, Wolf Interests, Inc. (June 2010 to present)

Chief Integration Officer, MillerCoors Brewing Company LLC (2008 to June 2010)

Prior leadership positions with Molson Coors Brewing Company and Coors Brewing Company

Public Company Directorships:	Rally Software Development Company (2011 to 2015) Borders Group, Inc. (2009 to 2011)
Director Qualifications and Experience:

•	Leadership and Strategy – With a career as a senior executive in consumer products industries, Mr. Wolf brings valuable strategic insight and business acumen to the Board. He is chair of the Audit Committee and serves on the ONES Committee.

•	Finance – Mr. Wolf has experience as a Chief Financial Officer of a major corporation, bringing valuable experience in and knowledge of finance, reporting and governance. Mr. Wolf has been determined to be an audit committee financial expert by our Board.

•	Risk Management – Having led both organizations and the integration of organizations, Mr. Wolf has a sound understanding of business risk and effective risk management oversight.

•	Community – Mr. Wolf serves as a director of several nonprofit and educational organizations.

DIRECTOR QUALIFICATIONS AND EXPERIENCE

We believe that the most effective oversight comes from a Board of Directors that represents a diverse range of experience and perspective which, taken as a whole, provides collective skills and qualifications necessary to provide sound governance. The GCN establishes and regularly reviews with the Board the skills and experience desired for effective governance and evaluates the current board make-up in light of these criteria.

Leadership and Strategy Experience

Directors who hold or have held significant leadership positions provide the Company with unique insights. These people generally possess extraordinary leadership qualities as well as the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and corporate governance, and know how to drive change and growth.

Finance Experience

Accurate financial reporting and robust auditing are critical to our success. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be literate in finance and financial reporting processes.

Risk Management Experience

Managing risk in a rapidly changing environment is critical to our success. Directors should have a sound understanding of the most significant risks facing the Company and the experience and leadership to provide effective oversight of risk management processes.

Nuclear Experience

A portion of our business deals with nuclear regulations and operations. Therefore we seek at least one director with experience in nuclear risk management and nuclear power operations to provide effective oversight and expertise to our business.

Regulated Industry Experience

Our businesses are heavily regulated and are directly affected by governmental actions. As such, we seek directors with experience with government or with regulated companies to provide insight and understanding of effective strategies and compliance.

Community Experience	Our business is embedded in the communities we serve. Understanding our customer base, our stakeholders and the communities that we serve is an important aspect of our director’s experience.
Diversity

Embracing diversity is one of our core corporate values. We believe diversity of experience and thought is an important attribute in the Board as it is valuable in ensuring effective oversight of risk. Our Board currently consists of a diverse mix of directors, who come from a variety of backgrounds. Diversity is also a consideration when seeking candidates for the Board.

Our Guidelines on Corporate Governance identify diversity as an important consideration when seeking candidates for the Board. Ethnicity, gender, age, disability, veteran status, sexual orientation, race, national origin, color, religion, creed, geographic representation, education and personality are specifically identified as factors that can be considered.

It is critical for the Company and its shareholders to have a well-rounded, diverse Board that functions well as a whole. In evaluating director nominees, the GCN considers the qualifications identified above and expects each of the Company’s directors to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. The GCN also considers each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. In addition, for incumbent directors the GCN considers attendance, past performance on the Board and contributions to the Board and applicable committees.

Director Tenure

The Board believes that diversity in tenure creates a good mix of perspectives, with longer-tenured directors bringing a deep understanding of the Company while others bring a fresh perspective. The GCN will consider emerging business needs and desired skills when evaluating potential candidates. The median tenure of our directors is six years. Over the past five years, the Board has added three new directors. As of the date of this proxy statement, the Board consists of 12 directors. The tenure of the directors is shown below. Immediately prior to the annual meeting, the Board membership will decrease by one, upon the retirement of Mr. Moreno.

New Director Nominee

The Board determined to expand the size of the Board in 2015 by one additional director to a total of 12 members. The GCN engaged an executive search firm to identify qualified candidates who would enhance the collective experience and expertise of the Board. The search firm identified, evaluated and performed background searches of potential nominees and facilitated interviews. Following the search firm’s identification of Mr. Prokopanko as a potential candidate, the GCN reviewed Mr. Prokopanko’s qualifications and recommended him for election to the Board, which the Board did in August 2015. Mr. Prokopanko’s experience leading major companies brings valuable leadership experience and strategic insight to the Board.

We believe our slate of director nominees provides a well-rounded and well-qualified Board that collectively provides effective oversight and governance of the Company.

Shareholder Recommendation of Directors

Any shareholder may recommend potential nominees to the GCN for consideration for membership on the Board. Recommendations can be made by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary, Xcel Energy Inc. 414 Nicollet Mall, Minneapolis, Minnesota 55401. Such recommendations should be received by October 1, 2016 to be considered for the 2017 annual meeting. The GCN will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates.

Proxy Access

We recently amended our bylaws to permit any shareholder (or group of no more than 20 shareholders) owning three percent or more of our common stock continuously for at least three years to nominate up to an aggregated limit of two candidates or 20 percent of our Board (whichever is greater) for inclusion in our proxy statement. Notice of such nominees must be received no earlier than November 5, 2016 and no later than close of business on December 4, 2016. Notice should be addressed to the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Requirements for such nominations and nominees are detailed in our bylaws, which are available on our website at www.xcelenergy.com, under “Company - Investor Relations - Corporate Information - Governance Documents.”

CORPORATE GOVERNANCE

We are committed to effective corporate governance and ethical business conduct, as we believe these practices are important to successful performance. We employ sound governance practices, as summarized below.

TENURE POLICIES
Term Limit	Directors may not serve on the Board for more than 15 years (directors at the time of the merger in 2000 are exempt from this requirement).
Mandatory Retirement	Directors must retire at age 72.
Change in Principal Employment	Directors must offer to resign upon any substantial change in principal employment.
SHAREHOLDER RIGHTS
Shareholder Voting	Opportunity to annually vote for directors, provide an advisory vote on executive compensation and ratify the selection of auditors.
No Supermajority	There are no supermajority voting provisions.
Opportunities to be Heard	Open forum at annual meeting and published lines of communication to our directors and management.
Proxy Access	Ability to nominate director candidates for election, in accordance with the terms of our bylaws.
CORPORATE POLICIES
Code of Conduct	Annual review and approval of policy and annual training of directors, officers and employees.
Stock Ownership Requirements	Directors and executive officers are required to maintain specific levels of stock ownership.
Hedging and Pledging	Robust processes that prohibit hedging and restrict pledging of our stock.
Political Contributions, Lobbying and Government Communications	Stricter standards than required by law and annual disclosure of certain political contributions on Xcel Energy’s website.
Environmental	Commitment to outstanding environmental compliance and industry initiatives to enhance value to customers and shareholders.

Leadership Structure and Roles

Chairman/CEO and Lead Independent Director

Our Board consists of a combined Chairman/CEO position, complemented with a Lead Independent Director chosen from our independent directors. This structure, along with other corporate governance practices discussed below, provides sound and independent oversight of the Company. The Board believes that this structure is best suited for the Company at this time and serves shareholders well.

The Chairman/CEO role brings the experience and expertise of both the Company and the industry to the Board. The skills and experience of the CEO are well-suited for the role of Chairman, putting the Board in the best position to identify and assess key industry drivers and important changes in the energy and consumer landscape so that the Board can develop effective strategies. In light of the opportunities and challenges facing the Company and the importance of the Chairman role, the Board believes that shareholders are best served by having a combined role of Chairman and CEO.

Mr. Fowke currently serves in this role, providing the benefit of his extensive experience in the regulated energy industry to both the Company and the Board. His thorough understanding of the opportunities and challenges facing the industry is valuable at both the Board level and management levels.

The Lead Independent Director plays an important role in our governance structure, working with both the independent directors and management to ensure the Company is well positioned with sound strategy, robust risk management and effective governance. Mr. Davis serves in this role, having been elected to serve a one-year term in May 2015. He was first elected to that role in May 2012. In addition, the Board currently consists of eleven independent directors. Our directors are strong individuals, comfortable with their roles representing shareholders and maintaining objectivity of the Board’s deliberations.

The Board believes that this structure ensures that directors receive the information, industry experience and direction needed to form successful strategies, while maintaining the independence needed to ensure effective governance and oversight. Our business is rather unique in that it is price-regulated, operates under a complex set of federal, state and local regulations, and is undergoing significant change. Working with the Lead Independent Director, the Chairman can both educate the Board and lead the development of strategy, providing information and insight on the Company’s opportunities, challenges and performance.

BOARD OF DIRECTORS	LEAD INDEPENDENT DIRECTOR
Independent Oversight	Responsibilities (Per our Guidelines on Corporate Governance)

•  11 of 12 directors are independent.

•  Independent directors regularly meet in executive session without management present at Board and committee meetings.

•  Each director may request items to be addressed at Board meetings.

•  Directors may request additional information from management at any time.

•  All committees of the Board are composed entirely of independent directors.

•  CEO performance is addressed annually by the GCN, and all other independent members of the Board participate in the CEO’s performance evaluation.

•  Presides at all meetings of the Board at which the Chair is not present.

•  Presides at all Board executive sessions of the independent directors.

•  Maintains regular communications with the independent directors, including an annual evaluation process.

•  Serves as a liaison between the Chair and the independent directors.

•  Approves the agenda, materials provided to the directors and the meeting schedules.

•  Calls meetings of the independent directors, as necessary.

•  Consults and communicates with major shareholders, if requested.

•  Develops and maintains a process for CEO succession planning with the GCN.

Term and Selection • Elected by the independent directors annually. • Is generally expected to serve for at least one, but no more than four years.

Committees

The Board employs a committee structure to assist in conducting its work. By assigning responsibilities to committees with particular expertise and focus, the Board can ensure it fulfills its duties in an efficient and effective manner.

Committees are made up exclusively of independent directors. Each operates under a written charter that clearly defines its responsibilities, which is regularly reviewed and approved at both the committee and Board level. Committees have the authority to engage outside experts, advisors, and counsel to assist in their duties, as needed. In addition, each committee undertakes a regular evaluation process and members participate in training on relevant topics to ensure the committee functions well and directors are well educated on issues.

AUDIT COMMITTEE
(6 Meetings; 6 Executive Sessions) Wolf (chair) Moreno O’Brien Prokopanko Sampson Williams	•	Oversees the financial reporting process, including the integrity of our financial statements, compliance with legal and regulatory requirements and our Code of Conduct, and the independence and performance of internal and external auditors.
	•	Reviews the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm.
	•	Appoints our independent registered public accounting firm.
	•	Reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor and control the exposures, including the Company’s risk assessment and risk management guidelines and policies.
	•	Reviews the implementation and effectiveness of our compliance and business conduct program.
	•	Reviews the scope and the planning of the annual audit with both the independent registered public accounting firm and internal auditors.
	•	Reviews the findings and recommendations of both internal auditors and the independent registered public accounting firm and management’s response to those recommendations.
FINANCE COMMITTEE
(6 Meetings; 5 Executive Sessions) Williams (chair) Davis Policinski Sampson Westerlund	•	Oversees corporate capital structure and budgets and recommends approval of major capital projects.
	•	Oversees financial plans and key financial risks.
	•	Oversees dividend policies and makes recommendations as to dividends.
	•	Oversees insurance coverage and banking relationships.
	•	Reviews investment objectives of our nuclear decommissioning trust and trusts for our employee benefit plans.
	•	Oversees investor relations.
GOVERNANCE, COMPENSATION AND NOMINATING COMMITTEE (GCN)
(4 Meetings; 3 Executive Sessions) Policinski (chair) Boudreaux Sheppard Westerlund	•	Determines Board organization, selection of director nominees and setting of director compensation.
	•	Evaluates performance of the CEO.
	•	Approves executive officer compensation, including incentives and other benefits.
	•	Establishes corporate governance principles and procedures.
	•	Reviews the Company’s workforce strategy and risks and the process for management development and long-range planning.
	•	Ensures effective CEO succession planning.
	•	Oversees compensation- and governance-related risks.
	•	Reviews the Company’s lobbying expenditures, contributions, and key lobbying activity and the related Company policy.
	•	Reviews proxy disclosures regarding directors’ and executive officers’ compensation and benefits.
	•	Prepares the Report of the Compensation Committee included in this proxy statement.
OPERATIONS, NUCLEAR, ENVIRONMENTAL AND SAFETY COMMITTEE (ONES)
(4 Meetings; 4 Executive Sessions) Boudreaux (chair) Moreno O’Brien Prokopanko Sheppard Wolf	•	Oversees nuclear strategy, operations and performance, including the review of the results of reports and major inspections and evaluations.
	•	Oversees the operating issues and performance of the Company’s significant electric and natural gas operations.
	•	Reviews environmental strategy, compliance, performance issues and initiatives.
	•	Reviews material risks relating to our nuclear operations and environmental and safety performance, as well as risks, performance and compliance with operations measures of our electric and natural gas systems.
	•	Oversees physical and cyber security risks related to plants and operations.
	•	Reviews safety performance, strategy and initiatives.

Independence and Financial Literacy Requirements

All members of the Audit Committee and the GCN are independent, as defined in the listing standards of the NYSE, and all members of the Audit Committee are also independent under SEC rules. All members of the Audit Committee are financially literate in accordance with the listing standards of the NYSE. The Board has determined that Mr. O’Brien, Ms. Williams and Mr. Wolf meet the SEC’s definition of an audit committee financial expert. All of the current members of the Audit Committee meet the Company’s requirement that they may not serve on the audit committees of more than three public boards.

Special Delegations

The GCN may delegate all or a portion of its duties and responsibilities to a subcommittee, at the committee’s discretion. The GCN may also delegate all or a portion of its duties and responsibilities to an executive officer of the Company to grant and administer awards to non-executive officer employees of the Company under certain compensation plans that specifically allow such delegations.

Determining Executive Officer and Director Compensation

The GCN has broad authority to develop and implement compensation policies and programs for executive officers and directors. The GCN may retain independent, external compensation consultants to assist in this effort and may change consultants at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

To assist in setting 2015 compensation, the GCN retained Meridian Compensation Partners, LLC (“Meridian”) as its independent, executive compensation consultant. Meridian is an independent consulting firm delivering advisory services to compensation committees and does not perform any assignments for the Company other than providing executive and director compensation services for the GCN.

Several internal controls exist to ensure the independent judgment of Meridian:

•	Meridian reports directly to the GCN and not to Company management.

•	Meridian routinely participates in executive sessions of the GCN without members of management present.

•	The GCN has the exclusive authority to hire, retain, and set the compensation for its executive compensation consultant and advisors.

The GCN assessed Meridian’s independence pursuant to NYSE and SEC rules and concluded that no conflict of interest exists that prevents it from independently advising the GCN. In its oversight of our 2015 executive compensation program, the GCN worked with Meridian, the CEO and the Executive Vice President, Group President, Utilities and Chief Administrative Officer. The GCN receives additional support from the Senior Vice President, Corporate Secretary and Executive Services; the Senior Vice President, Human Resources and Employee Services; and the Executive Vice President, General Counsel. In 2015, the CEO and other officers provided recommendations with respect to:

•	The corporate performance objectives and goals, on which awards of both annual and long-term incentive compensation are based.

•	Attracting, retaining and motivating executive officers.

•	Information regarding financial performance, budgets and forecasts as they pertain to executive compensation.

•	Market information regarding compensation levels, practices, and trends.

Additional information regarding the determination of executive compensation is included in the Compensation, Discussion and Analysis (“CD&A”) beginning on page 22.

Risk Oversight

A key accountability of the Board is the oversight of material risk, and our Board employs an effective process for doing so. As outlined below, management and each Board committee has responsibility for overseeing the identification and mitigation of key risks and reporting its assessments and activities to the full Board.

Management identifies and analyzes risks to determine materiality and other attributes such as timing, probability and controllability. Management broadly considers our business, the utility industry, the domestic and global economies, and the environment when identifying, assessing, managing and mitigating risk.

KEY COMPONENTS OF MANAGEMENT’S OVERSIGHT AND MITIGATION OF RISK
Identify and analyze materiality of risks through:

• Formal key risk assessment

• Financial disclosure process

• Hazard risk management process

• Internal auditing and compliance with financial and operational controls

• Business planning process

• Development of strategic goals and key performance indicators

Provide regular presentations to the Board regarding risk assessment and mitigation, including:	• Comprehensive risk overview • Legal and regulatory risks • Operating risks • Financial risks • Compliance programs
Manage and mitigate risks through use of management structures and groups, including:	• Management councils • Management risk committees • Advice from internal corporate areas
Employ a robust compliance program for the mitigation of risk, including:

• Adherence to our Code of Conduct and other compliance policies

• Operation of formal risk management structures and groups

• Focused management to mitigate the risks inherent in the implementation of our strategy

The Board approaches oversight, management and mitigation of risk as an integral and continuous part of its governance of the Company. First, the Board as a whole regularly reviews management’s key risk assessment and analyzes areas of existing and future risks and opportunities. In addition, the Board assigns oversight of certain critical risks to each of its four standing committees to ensure these risks are well understood and given focused oversight by the committee with the most applicable expertise. The Audit Committee is responsible for reviewing the adequacy of risk oversight and affirming that appropriate oversight occurs. New risks are considered and assigned as appropriate during the annual Board and committee evaluation process, and committee charters and annual work plans are updated accordingly. Committees regularly report on their oversight activities and certain risk issues may be brought to the full Board for consideration where deemed appropriate to ensure broad Board understanding of the nature of the risk. Finally, the Board conducts an annual strategy session where the Company’s future plans and initiatives are reviewed and confirmed.

RESPONSIBLE PARTY	AREA OF RISK OVERSIGHT
Board of Directors	Overall identification, management, and mitigation of risk, with a focus on strategic risks
Audit Committee	Financial reporting and internal control risks Adequacy of risk oversight
Finance Committee	Financial risks, including liquidity, credit, capital market and insurance risks
GCN Committee	Executive compensation-related risks Political activity risks Board and management succession risks
ONES Committee	Operating risks, including nuclear, environmental, physical and cybersecurity risks

This tiered and structured approach provides a comprehensive risk-management framework that ensures shareholder interests are protected. For example, during 2015, various risks associated with the Environmental Protection Agency’s adoption of the Clean Power Plan were evaluated and discussed at the ONES and Finance Committees, with reports also made to the Board. Likewise, oversight of the risks associated with cybersecurity and the security of our assets occurs on both the Board and committee levels, with the ONES Committee having primary committee responsibility due to the operational issues involved.

Accountability

Director Independence

Each of our director nominees other than Mr. Fowke is independent. The Board has satisfied, and expects to continue to satisfy, its objective to have no more than two directors who are not independent serving on the Board at any time.

The Board determined director independence under the standards established by the NYSE, which we have adopted with a four-year look back. In addition, a director who is an employee or representative of a significant supplier of any Xcel Energy business unit or legal entity will not be “independent” unless we entered into the relationship with the supplier as a result of competitive purchasing practices. When evaluating director independence, the Board has determined that the receipt of regulated electric and gas service from the Company does not constitute a material relationship.

The Board reviews ordinary course of business transactions in which directors have an interest as part of the Board’s annual independence review. The Board specifically considered the Company’s ordinary course transactions with U.S. Bancorp when determining Mr. Davis’ independence. During 2015, U.S. Bancorp affiliates provided service to the Company, for which we paid U.S. Bancorp approximately $750,000, or less than .01 percent of U.S. Bancorp’s annual revenue. The services provided included trustee services, service as a non-lead participant for our and our subsidiaries’ syndicated revolving credit facilities and service as one of the underwriters, but not the lead underwriter, on a public debt securities offering by one of our subsidiaries.

The Board considered the nature and relative size of the transactions, the lack of Mr. Davis’ personal involvement in the transactions and the routine commercial nature of such transactions. Based on its consideration of these factors, the Board determined that none of the transactions impaired Mr. Davis’ independence. In addition, none of the transactions were related-party transactions because Mr. Davis did not have a direct or indirect material interest in the listed transactions.

Shareholder Engagement

We conduct extensive outreach to shareholders throughout the year. Presentations at financial conferences, meetings with analysts and investment firms, regular outreach on governance topics, and responding to inquiries are examples of the activities we employ to engage our shareholders. During 2015, we interacted with 19 of our 25 largest active shareholders of our common stock, representing approximately 28 percent of our shares, attended 12 sell-side analyst/industry conferences, participated in 10 non-deal road shows and held over 185 individual/group meetings with approximately 355 institutional investors. The Board received regular updates on such efforts. The Board also offers channels for shareholders to contact it with any inquiry or issue, and responds as appropriate.

Director Attendance

During 2015 the Board met six times, and the independent directors met in executive session without management present on all six occasions. The average attendance for all directors at Board and committee meetings was approximately 98 percent. Ten of our directors attended 100 percent of board and applicable committee meetings, while two others were slightly lower at 86 and 94 percent. Each director also attended a half-day strategy session and related executive session. We do not have a formal policy, but encourage our directors to attend the annual meeting of shareholders. All directors then serving attended the 2015 annual meeting.

Evaluations

The Board and committees conduct an annual assessment process to evaluate the effectiveness of their processes, identify issues or topics for further exploration and provide feedback on the quality and timeliness of information from management, among other things. The process includes a survey of the directors, individual interviews with the Lead Independent Director, discussion in both regular and executive sessions, and feedback to management. The Board believes that a robust assessment process is an important component of the governance process and helpful in driving continued improvement in the overall effectiveness of Board and committee oversight.

Training

Under our Guidelines on Corporate Governance, each new director is expected to participate in a detailed orientation process and each sitting director is expected to participate in periodic continuing education. Committees are regularly apprised of new and emerging requirements and trends facing the industry. Each committee conducts training on topics relevant to its responsibilities, and committees regularly seek input to prioritize training topics. In addition, the ONES Committee participates in site visits to gain understanding of our operations, including tours of our nuclear plants. Directors are encouraged to participate in outside training on topics related to corporate governance and industry issues. The Company publishes continuing education opportunities periodically for director consideration and facilitates participation. During 2015, members of the board attended outside training on topics such as financial governance, emerging trends in audit issues, and education on nuclear issues.

Governing Documents

The following materials relating to our corporate governance can be found on our website at www.xcelenergy.com under “Company – Investor Relations – Corporate Information – Governance Documents” and are also available free of charge to shareholders who request them.

• Guidelines on Corporate Governance	• Governance, Compensation and Nominating Committee Charter
• Amended and Restated Articles of Incorporation	• Operations, Nuclear, Environmental and Safety Committee Charter
• Bylaws	• Finance Committee Charter
• Audit Committee Charter

Shareholders may request our governing documents by writing our offices at: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. We publish any amendments to the Code of Conduct and waivers of the Code of Conduct for our executive officers or directors on our website.

Communications with the Board

The Board welcomes your input. You may communicate with the board in two ways: First, you may send correspondence to the Company’s principal offices in care of the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Second, you may contact the directors directly via e-mail at BoardofDirectors@xcelenergy.com. These e-mails are sent automatically to an independent director designated to receive such communications. The email is simultaneously sent to the Corporate Secretary’s Office, who may act as agent for the independent directors and coordinate the response. If the receiving director requests the Company to respond on behalf of the directors, a copy of the Company-prepared response is provided to the receiving director. If the receiving director does not request a response, the agent acting for the receiving director will provide a summary of the actions taken. The Company reserves the option to review and change this policy if directed by the Board due to the nature and volume of the correspondence.

DIRECTOR COMPENSATION

The GCN has broad authority to develop and implement compensation policies and programs for directors. The committee retained Meridian as its independent compensation consultant to advise when setting the 2015 director compensation to ensure it is market-based and aligned with shareholder interests, consistent with our compensation principles. Additional information regarding Meridian is included on page 13.

Only the independent (non-employee) directors are compensated for their Board service. In 2015, the annual pay was:

•	Annual Retainer: $80,000 through August 31, 2015; increased to $90,000 beginning September 1, 2015

•	Lead Independent Director: $25,000

•	Finance Committee Chair: $10,000

•	ONES Committee Chair: $12,500 through August 31, 2015; increased to $15,000 beginning September 1, 2015

•	GCN Chair: $15,000

•	Audit Committee Chair: $20,000 through August 31, 2015; increased to $22,500 beginning September 1, 2015

•	Audit Committee Members (other than Chair): $10,000

Directors receive 25 percent of the applicable annual pay each quarter (pro-rated for partial service during the quarter). Directors may elect to defer all or a portion of their cash retainer into stock equivalent units (see “Stock Equivalent Program” on page 18). We do not offer retirement benefits to our directors.

Annual Equity Grant

Directors elected at the 2015 annual shareholders meeting each received a grant of 3,899 stock equivalent units representing approximately $135,000 in value, on the first business day following the 2015 annual shareholders meeting. Common stock equivalents are payable upon the director’s death, disability or termination of service. Terms of the stock equivalent units are discussed below under “Stock Equivalent Program.”

The amount of compensation each independent director received in 2015, including deferred amounts, is shown in the table below.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Gail K. Boudreaux	—	250,973	250,973
Richard K. Davis	108,315	135,000	243,315
Albert F. Moreno	93,315	135,000	228,315
Richard T. O’Brien	—	246,978	246,978
Christopher J. Policinski	—	252,978	252,978
James T. Prokopanko	—	145,792	145,792
A. Patricia Sampson	93,315	135,000	228,315
James J. Sheppard	83,315	135,000	218,315
David A. Westerlund	—	234,978	234,978
Kim Williams	—	258,978	258,978
Timothy V. Wolf	104,144	135,000	239,144

(1)	Represents cash payments of annual retainer and additional retainers for service as Lead Independent Director, committee Chairs or Audit Committee members, including deferred amounts.

(2)	Amounts in this column represent the aggregate grant date fair value of the deferred stock equivalent units granted to directors in 2015 as computed in accordance with FASB ASC Topic 718 Compensation — Stock Compensation, which value is equal to the closing price of our common stock, as reported on the NYSE, on the trading date preceding the applicable grant date. Directors receive stock equivalent units for their annual equity grant and if they elect to defer their cash retainers into stock equivalent units. Stock equivalent units are only payable as a distribution of whole shares of our common stock upon a director’s death, disability or termination of service. The stock equivalent units fluctuate in value as the value of our common stock fluctuates. As of fiscal year ended December 31, 2015, the number of stock equivalent units owned by our current directors were as follows: Ms. Boudreaux: 34,539 units; Mr. Davis: 52,562 units; Mr. Moreno: 139,222 units; Mr. O’Brien: 29,385 units; Mr. Policinski: 59,471 units; Mr. Prokopanko: 4,101 units; Ms. Sampson: 120,433 units; Mr. Sheppard: 29,345 units; Mr. Westerlund: 92,268 units; Ms. Williams: 61,456 units; and Mr. Wolf: 48,503 units. For updated information on holdings of stock equivalent units as of March 22, 2016, see the Beneficial Ownership of Certain Shareholders table on page 19.

Director Stock Ownership Guidelines

Independent directors are subject to stock ownership guidelines, which establish a target level ownership of Xcel Energy common stock or common stock equivalents of seven times their annual cash retainer. Directors are expected to meet this guideline within five years of being elected to the Board. All directors whose stock ownership target date was on or before December 31, 2015 have met the guideline.

Stock Equivalent Program

Our director compensation plan aligns director and shareholder interests, and our Director Stock Equivalent Program for Non-Employee Directors (the “SEP”) is designed to further that principle. Each stock equivalent unit has a value equal to one share of our common stock. Stock equivalent units cannot be voted by a director and are only payable as a distribution of whole shares of our common stock upon a director’s death, disability or termination of service. The stock equivalent units fluctuate in value with the value of our common stock. Additional stock equivalent units are accumulated upon the payment of, and at the same value as, dividends declared on our common stock. Directors can elect to receive payouts from the SEP either in January of the year following their separation from service or within 90 days of such event.

Directors are able to defer compensation into stock equivalent units under our SEP until after retirement from the Board or separation from service as a director. Directors who elect to defer compensation into stock equivalent units receive a premium of 20 percent of the compensation that was deferred. The number of stock equivalent units for each independent director that have accumulated during their tenure of board service is listed in the Beneficial Ownership of Certain Shareholders table on page 19.

BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Share Ownership of Directors and Officers

The table below provides the beneficial ownership of our common stock as of March 22, 2016 for: (a) each director and director nominee; (b) the executive officers named in the Summary Compensation Table; and (c) the directors and current executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) of the shares noted. None of the listed individual directors, officers, or director nominees beneficially owned more than one percent of our common stock. The directors and executive officers as a group beneficially owned less than one percent of our common stock on March 22, 2016. None of the shares owned by our directors or executives are subject to any type of pledge.

Name and Principal Position of Beneficial Owner	Common Stock(1)	Restricted Stock	Total Shares Beneficially Owned		Stock Equivalents(2)
Gail K. Boudreaux Director	1,780	—	1,780		34,828
Richard K. Davis Director	7,697	—	7,697		53,014
Albert F. Moreno Director	2,325	—	2,325		140,419
Richard T. O’Brien Director	2,000	—	2,000		29,630
Christopher J. Policinski Director	2,000	—	2,000		59,975
James T. Prokopanko Director	—	—	—		4,128
A. Patricia Sampson Director	2,326	—	2,326		121,469
James J. Sheppard Director	1,000	—	1,000		29,597
David A. Westerlund Director	7,750	—	7,750		93,055
Kim Williams Director	1,188	—	1,188		61,977
Timothy V. Wolf Director	4,300	—	4,300	(3)	48,920
Ben Fowke Chairman, President and Chief Executive Officer	404,748	36,292	441,041		64,160
Teresa Madden Executive Vice President and Chief Financial Officer	113,527	—	113,527		12,385
Kent Larson Executive Vice President and Group President, Operations	63,412	7,030	70,441		16,267
Marvin McDaniel, Jr. Executive Vice President, Group President, Utilities and Chief Administrative Officer	82,765	6,832	89,597		37,372
Scott Wilensky Executive Vice President, General Counsel	85,144	3,390	88,533		319
Directors and Current Executive Officers as a group (23 persons)	962,962	56,136	1,019,098		945,754

(1)	On March 22, 2016, the closing price of our common stock on the NYSE was $40.77.

(2)	Common stock equivalents represent (i) the share equivalents of our common stock held by executive officers under our deferred compensation plan as of March 22, 2016, and (ii) stock equivalent units held under the directors’ SEP as of March 22, 2016. For information on common stock equivalents granted during 2015 and holdings at December 31, 2015, see page 17. The information in this column is not required by the rules of the SEC because these share equivalents carry no voting rights and the recipient does not have the right to acquire any underlying shares within 60 days of March 22, 2016. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in the Company.

(3)	Mr. Wolf’s son owns 300 of these shares. Mr. Wolf disclaims beneficial ownership of these shares.

Largest Owners of Xcel Energy’s Shares

The table below provides information as to each person or entity known to us to be the beneficial owner of more than five percent of our common stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	37,290,099(1)	7.3%
JP Morgan Chase & Co. 270 Park Ave. New York, NY 10017	26,086,532(2)	5.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	30,469,888(3)	6.0%

(1)	The information contained in the table and this footnote with respect to BlackRock, Inc. is based solely on a Schedule 13G/A filed by the listed person with the SEC on February 10, 2016. The filing indicates that as of December 31, 2015, BlackRock, Inc. had sole voting power for 32,857,487 shares and sole dispositive power for 37,290,099 shares

(2)	The information contained in the table and this footnote with respect to JPMorgan Chase & Co. is based solely on a Schedule 13G filed by the listed person with the SEC on February 1, 2016. The filing indicates that as of December 31, 2015, JPMorgan Chase & Co. had sole voting power for 22,818,067 shares, shared voting power for 299,377 shares, sole dispositive power for 25,693,015 shares and shared dispositive power for 382,846 shares.

(3)	The information contained in the table and this footnote with respect to The Vanguard Group, Inc. is based solely on a Schedule 13G/A filed by the listed person with the SEC on February 11, 2016, The filing indicates that as of December 31, 2015, The Vanguard Group, Inc. reported that it had sole voting power for 969,297 shares, shared voting power for 56,100 shares, sole dispositive power for 29,483,784 shares and shared dispositive power for 986,104 shares. The Vanguard Group, Inc. also reported that (i) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 786,304 shares as a result of its serving as investment manager of collective trust accounts and (ii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 382,793 shares as a result of its serving as investment manager of Australian investment offerings.

PROPOSAL NO. 2

ADVISORY VOTE ON COMPENSATION

RECOMMENDATION AND BACKGROUND

Our Board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value. We are seeking shareholders’ views on the compensation of named executive officers (“NEOs”) through an advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2016 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Company’s goal for its executive compensation program is to align executive leadership’s interests with those of our shareholders, customers and employees. The Board believes our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our shareholders.

Shareholders are urged to read the CD&A and other information included in the Tables Related to Executive Compensation section of this proxy statement. The GCN and the Board believe that the information provided in these sections demonstrate that our executive compensation program aligns our executives’ compensation with our short-term and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success.

As an advisory vote, this proposal is not binding upon the Company. However, the GCN, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for NEOs. The Board has determined that it will hold non-binding Say-on-Pay votes annually, in response to the shareholders’ support in favor of the Company-recommended annual vote frequency.

Vote Required

The Board will consider shareholders to have approved our executive compensation if the shares voted “FOR” the proposal exceed the shares voted “AGAINST.” Abstentions and broker non-votes will have no effect on this matter. Proxies solicited by the Board will be voted “FOR” the approval of our executive compensation, unless a different vote is specified.

✓	Your Board recommends a vote “FOR” approval of the advisory vote on compensation.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy of our executive compensation program and how we applied it when compensating our NEOs for 2015. Our NEOs are listed in the Summary Compensation Table on page 33.

Our Compensation Philosophy

Our executive compensation programs are designed to align the interests of our executives with the interests of our shareholders, customers and employees. Our compensation philosophy is based on the following principles:

PERFORMANCE-BASED
• Majority of compensation is at risk
• Motivates achievement of financial, operational and stock price performance goals
EQUITY-BASED INCENTIVES
• Focus on long-term shareholder value
• Aligns executive interests with those of shareholders and rewards for Company growth and success
MARKET COMPETITIVE
• Attract and retain talented leaders
• Compared to a 22-member peer group

This philosophy, which includes significant emphasis on pay-for-performance, is applied consistently across all executives; however, individual compensation may be differentiated based on scope of responsibilities, experience, and contributions to Company results.

2015 Performance Highlights

Xcel Energy once again delivered strong results as evidenced by outstanding operational performance, strong EPS and dividend growth, and solid expense management. This is more fully outlined by the achievements noted below:

Financial Results

•	Increased ongoing EPS by 3.0 percent over 2014 and increased dividend by 6.7 percent.

•	Achieved compound average annual ongoing earnings per share growth of 6.2 percent since 2005.

•	O&M costs declined by 0.2 percent.

Operational Excellence

•	Employee safety performance, measured by our OSHA recordable incident rate, was the best ever for the Company and we are operating near the first quartile of the industry.

•	Achieved 11 consecutive years of environmental leadership by being named the number one electric utility in the nation for wind power by the American Wind Energy Association.

•	Set a new overall record for wind generation capacity at 5,600 MW produced in one hour, 39 percent of load served.

•	Reduced storm restoration time by nearly 12 hours on average over 2014.

Employee and Community Engagement

•	Raised approximately $5.25 million for the United Way, the highest in our campaign history.

•	Recognized as one of the country’s top places for veterans to work by three different groups: G.I. Job’s magazine, Military Time, and Monster.com.

2015 Compensation Highlights

Our strong operational and financial performance resulted in the following 2015 compensation outcomes:

•	The 2015 annual incentive awards achieved 138 percent of target. This payout is reflective of our strong operational performance and financial results, as described in the Annual Incentives section beginning on page 26.

•	Long-term incentive awards granted in 2013 achieved approximately 127 percent of target (plus accrued dividend equivalents). This payout reflects strong relative TSR performance, target level achievement of adjusted EPS growth and meeting our environmental commitments at a competitive price measured over the three-year period of 2013-2015, as described in the Long-Term Incentives section on pages 27 to 28.

We did not make changes to our executive compensation program in 2015. The design of our long-term incentive awards was the same and the majority is performance-based. We continue to monitor evolving best practices to ensure the talent retention needs of the Company are met and we continue to assess certain features of our programs compared to market practices.

Executive Compensation Practices

Our compensation practices for NEOs are outlined below. These practices reflect our compensation philosophy and help ensure sound corporate governance practices.

COMPENSATION PRACTICE	POLICIES AND PRACTICES		MORE INFORMATION
Pay for Performance	✓	A substantial percentage of each NEO’s total direct compensation is variable and at risk through performance-based metrics.	Page 26
Annual Shareholder “Say on Pay”	✓	Our Board of Directors seeks an annual non-binding advisory vote from shareholders to approve the executive compensation disclosed in our CD&A, tabular disclosures and related narrative of this proxy statement.	Page 21
Robust Stock Ownership Guidelines	✓	We have stock ownership guidelines for executive officers of 5 times base salary for CEO and 3 times base salary for other NEOs.	Page 30
Stock Holding Guidelines	✓	One year holding requirement for all incentive grants when settled.	Page 30
Independent GCN	✓	GCN is entirely independent and meets regularly in executive session.	Pages 11-13
Balanced Performance Measures	✓	Balance multiple metrics for short- and long-term incentives to reflect strategic and operating objectives and create long-term value for shareholders.	Pages 26-28
Compensation Risk Assessment	✓	A risk assessment of our compensation programs is performed on a regular basis.	Page 31
Clawback Policy	✓	Our policy allows the right to recover long-term incentive awards if there is a restatement due to material noncompliance with financial reporting.	Page 30
Independent Compensation Consultant	✓	GCN retains an independent compensation consultant to advise on executive compensation program and practices, and the consultant does not provide other services to the Company.	Page 13
Hedging of Company Stock	✓	Executive officers and members of the Board of Directors are prohibited from entering into hedging transactions related to Company stock.	Page 30
Pledging of Company Stock	✓	Executive officers and members of the Board of Directors may not pledge stock as collateral for any obligation without prior approval.	Page 30
Tax Gross-ups	✓	We do not offer tax gross-ups to our executive officers except for grandfathered provisions in place prior to 2011.	Pages 44-47
Employment Contracts	✓	None of our NEOs have an employment contract.	Page 29

Impact of 2015 Say on Pay Vote

At the 2015 Xcel Energy annual meeting, holders of over 93 percent of the shares that voted on the advisory say on pay proposal voted to approve our executive compensation program. The GCN viewed this result as broad shareholder support for our executive compensation program.

When establishing the 2015 executive compensation program, the Board reviewed the results of the say on pay vote, performance indicators related to overall corporate strategy and market data.

Assessing Executive Compensation Programs

At the GCN’s request, Meridian presented its annual market assessment comparing our executive compensation programs and compensation against our peer group for:

•	base salary;

•	total cash compensation (base salary plus target annual incentive); and

•	total direct compensation (total cash compensation plus target long-term incentive).

To provide a broad perspective of the competitive market, Meridian analyzed data for various market pay levels, including the 25th, 50th and 75th percentiles. We consider compensation to be market competitive if it is within fifteen percent of (above or below) the median of the peer group.

For 2015, the GCN made pay decisions based on this annual market assessment of compensation and specific factors about each NEO, including individual performance, experience, internal equity, Company results, scope and responsibility, retention and the NEO’s role in succession planning.

The GCN exercises its independent judgment to approve the compensation level for the CEO. For all other executive officers, the GCN considers the CEO’s recommendation for setting compensation levels. The GCN approved compensation for the CEO and all other executive officers that is aligned with the Company’s overall compensation philosophy described above.

Peer Group

Our peer group of 22 U.S.-based publicly traded energy services companies is generally consistent from year to year (subject to changes resulting from mergers and acquisitions) and was developed by Meridian to approximate the competitive market in which we compete for talent. The companies were selected primarily based on the following criteria:

•	Utilities with similar revenue and market capitalization.

•	Part of the market for which we compete for talent and investor capital.

•	Similar operating models and challenges with their regulated utility businesses.

•	Included in an executive compensation survey database for which compensation information is available for a cross-section of executive and managerial roles.

The peer group, at year-end, is comprised of the following companies:

2015 PEER GROUP COMPANIES
Ameren	Edison International	PG&E Corporation
American Electric Power	Entergy	PPL
CenterPoint Energy	Eversource Energy	Public Service Enterprise Group
CMS Energy	Exelon	Scana
Consolidated Edison	First Energy	Sempra Energy
Dominion Resources	NextEra Energy	Southern Company
DTE Energy	Pepco Holdings	WEC Energy Group
Duke Energy

At the time 2015 compensation was assessed:

•	The median revenue for the peer group was $11.4 billion as compared to our revenue of $10.9 billion.

•	The median market capitalization for the peer group was $18.5 billion as compared to our market capitalization of $17.2 billion.

Elements of 2015 Executive Compensation

The following table summarizes the compensation elements for our NEOs.

ELEMENT	TYPE	TERMS
Annual	Salary	• Fixed element of compensation for performing day-to-day responsibilities. • Generally eligible for increase annually, depending on market movement, performance and internal equity.
	Annual Short-term Incentive	• Provides opportunity to earn competitively-based annual incentive awards which motivate achievement of the Company’s short-term operational and financial goals.
	Discretionary Award Plan	• Rewards exceptional individual performance and leadership in the current year.
Long-Term Incentives	Performance Shares (80 percent of total annual grant value)	• Provides opportunity to earn performance-based long-term incentive awards which motivate achievement of the Company’s long-term strategic goals and the enhancement of shareholder value.
	Restricted Stock Units (“RSUs”) (20 percent of total annual grant value)	• Provides opportunity to earn time-based long-term incentive awards which encourage retention.
Retirement and Post-Employment	Pension Plans – Qualified, Non-qualified	• Provides retirement income for eligible participants based on fixed plan-based formulas.
	Supplemental Executive Retirement Plan (SERP)	• Provides supplemental retirement income in addition to the pension benefits. • Closed to new participants in 2008; the CEO is the sole participant.
	401(k) Savings and Deferred Compensation Plans	• Provides for savings opportunities by deferring salary up to tax code limitations (401(k)) and salary, annual incentive and/or long-term incentive (Deferred Compensation).
	Severance and Change in Control	• Provides compensation and benefits in the case of involuntary termination without cause.
Other	Perquisites	• Very limited in nature and scope.

Overview of Target Total Compensation for 2015

The GCN set 2015 base salary, target annual incentive awards and target long-term incentive awards for all Xcel Energy executive officers, including the NEOs. The GCN believes these compensation levels align and are competitive with the market for the utility industry. The table below shows the base salary and target awards for short-term and long-term incentives for each NEO in 2015. The annual incentive target is expressed as a percentage of base salary.

			Long-term Incentive Targets
Named Executive Officer	Base Salary (as of 1/1/15) ($)	Annual Incentive Target	Performance Shares ($)	Restricted Stock Units ($)	Total ($)
Ben Fowke, Chairman, President and CEO	1,200,000	110%	4,320,000	1,080,000	7,920,000
Teresa Madden, Executive Vice President, CFO	575,000	65%	920,000	230,000	2,098,750
Kent Larson, Executive Vice President and Group President, Operations	550,000	70%	840,000	210,000	1,985,000
Marvin McDaniel, Jr., Executive Vice President, Group President, Utilities and Chief Administrative Officer	550,000	70%	840,000	210,000	1,985,000
Scott Wilensky, Executive Vice President, General Counsel	505,000	65%	680,000	170,000	1,683,250

Mix of Total Compensation

We balance the mix of compensation by delivering a blend of short- and long-term incentives that are consistent with prevailing market practice. This approach has effectively resulted in 85 percent of total direct compensation for the CEO and 72 percent of total direct compensation for other NEOs to be in the form of variable compensation, with the remainder representing fixed compensation. The GCN and the Board believe this design aligns the NEOs’ interests with Company performance and encourages a balance of short- and long-range strategic thinking, which is important given the long-term nature of utility operations and the capital investment necessary for such operations.

The following charts illustrate the mix of total direct compensation for the CEO and other NEOs at target performance.

Base Salary

Base salary provides a fixed element of regular income. The amount of base salary set by the Company is competitive in the utility industry. A key consideration is the 50th percentile base salary rates at peer companies, although the GCN has flexibility to review other relevant factors as outlined in our compensation philosophy. The base salaries for the NEOs were, in aggregate, just below the 50th percentile of base salaries of our peer companies.

Annual Incentives

Annual incentives are determined under the Xcel Energy Inc. 2005 Executive Annual Incentive Award Plan, as amended (the “Annual Plan”).

In February 2015, our management recommended goals to the GCN based on an evaluation of prior performance and available objective metrics and benchmarks. These goals do not encourage short-term thinking or behavior that could threaten the value of the Company or the investment of its shareholders. The Committee established the annual incentive program (“AIP”) which determines awards based on these goals as approved and Company financial performance as follows:

•	Up to 150 percent of a target award, which is determined by multiplying base salary and the target percent, is based on the weighted average of the actual achievement of our operational metrics outlined below and a funding factor multiplier that is based on adjusted EPS results.

•	Up to an additional 50 percent is based on attaining superior financial performance as measured by adjusted EPS.

•	When combined, award payouts range from 0 percent to 200 percent of a participant’s target award.

The table below discloses the GCN approved corporate operational goals and actual results for the AIP in 2015:

2015 CORPORATE GOAL	% WEIGHT	KEY PERFORMANCE INDICATOR	THRESHOLD PERFORMANCE	TARGET PERFORMANCE	MAXIMUM PERFORMANCE	2015 ACTUAL PERFORMANCE	% PAYOUT	WEIGHTED CALCULATION
Reliability	15%	System Average Interruption Duration Index (SAIDI)	102	94	86	92	112.50%	16.88%
	15%	Unplanned Outage Rate (UOR)	5.9	4.9	3.9	4.4	125%	18.75%
Customer	15%	O&M Cost Management(1) (3)	2.5%	1.0%	0.0%	-0.9%	150%	22.50%
	15%	Customer Engagement Index	680	692	705	716	150%	22.50%
	15%	Public Safety Index	50	100	150	122	122%	18.30%
Employee	15%	OSHA Recordable Incident Rate(2)	1.24	0.96	0.92	0.90	150%	22.50%
	10%	Employee Engagement (Survey Rating)	77%	81%	86%	83%	120%	12.00%
Total								133.43%

(1)	The O&M growth rate shall not be impacted by new types of O&M expense (such as a new category of amortization of expense) that are directly offset by revenue in a rate proceeding.

(2)	The OSHA Recordable Incident Rate will be reduced to Threshold level if an employee fatality occurs or increased to Maximum level if no employee fatality occurs and there are no direct personal primary voltage electrical contacts or unplanned natural gas ignitions and the OSHA Recordable Incident Rate is above Threshold.

(3)	The O&M growth rate performance target was defined as recoverable O&M, which is a subset of GAAP O&M. Recoverable O&M excludes costs that are not recoverable through rates approved by state public utility commissions, such as certain portions of incentive programs and other costs. The metric motivates management to reduce costs to improve customer affordability in our utility rates. In 2015, our recoverable O&M growth rate was -0.9% and our GAAP growth rate was -0.2%, both reflecting cost reductions that would have resulted in the same AIP payout.

Annual incentive awards are, in part, based on earnings per share based on continuing operations, adjusted for certain events (see Exhibit A). When adjusted EPS is below a certain threshold awards will not be paid. When adjusted EPS is in the lower end of earnings guidance, then operational results can be modified by a funding factor multiple of 50% to 100%. When adjusted EPS is at $2.09 or greater then the operational results can be modified by a funding factor multiple of 100% to 150%, not to exceed 150%. For 2015, the funding factor multiple was 100% as adjusted EPS was above the midpoint of earnings guidance.

Superior financial performance is recognized and rewarded as a pre-defined percentage of each NEO’s target annual incentive award. For 2015, an additional 5 percent of target annual incentive awards was awarded based on achieved adjusted EPS of $2.09 per share which was above the midpoint of the guidance range. When combined with the operational results awards were paid at 138.43% of target. The GCN has the discretion to take individual executive performance into consideration in setting final awards.

Long-Term Incentives

Long-term incentive compensation is approximately 68 percent and 53 percent of the CEO’s total direct compensation and the average of the other NEOs’ total direct compensation, respectively, and is primarily performance-based. Prior to vesting, long-term incentive awards may not be sold, encumbered or otherwise transferred by the participant. Stock earned under long-term incentive compensation is subject to our Stock Ownership Policy (see page 30).

For 2015, our long-term incentive program had two components:

•	Performance shares targeted to deliver 80 percent of each executive officer’s long-term incentive opportunity; and

•	RSUs targeted to deliver the remaining 20 percent.

This mix of long-term incentive awards provides balance between performance-oriented opportunities (performance shares) and retention-oriented opportunities (RSUs).

2015-2017 Performance Share Awards. In 2015, the GCN granted performance share awards to each NEO subject to the following performance conditions:

•	62.5 percent (or 50 percent of total long-term incentive target value) of performance share awards are subject to the achievement of specified levels of the Company’s TSR relative to our peer group over the three-year performance cycle ending on December 31, 2017. The GCN selected relative TSR as a performance measure as it directly links the interest of executive officers with shareholders by rewarding management for creating shareholder value as compared to utility industry peer companies.

•	37.5 percent (or 30 percent of total long-term incentive target value) of performance share awards are subject to the achievement of specified reductions in carbon emissions over the three-year performance cycle ending on December 31, 2017. The GCN selected reduction in carbon emissions as a performance measure as it directly supports our strong environmental stewardship.

Payout of performance shares may range from 0 percent to 200 percent of target grant (see below) based on level of achieved performance. Each performance share represents one share of Xcel Energy common stock.

For 2015, the CEO was awarded a total of 119,601 performance shares (at target) and the other NEOs were awarded from 18,826 to 25,470 performance shares (at target). These awards are included in the Grants of Plan-Based Awards Table on pages 35 to 36.

Performance share awards that are subject to the achievement of the relative TSR performance goal will be earned based on the following table:

XCEL ENERGY’S TSR PERCENTILE RANKING VS. PEER GROUP	PERCENT OF TARGET PERFORMANCE SHARES EARNED
85th Percentile or above	200%
50th Percentile (Target)	100%
30th Percentile (Threshold)	30%
Below 30th Percentile	0%

For performance between percentiles, the number of performance shares earned shall be determined by straight line interpolation. Performance shares earned based on achievement of the relative TSR performance goals will generally be paid half in shares and half in cash.

Performance share awards that are subject to the achievement of reductions in carbon dioxide emissions performance goal will be earned based on the following table:

THREE YEAR AVERAGE PERCENT REDUCTIONS IN CARBON DIOXIDE EMISSIONS	PERCENT OF TARGET PERFORMANCE SHARES EARNED
26% or above	200%
23% (Target)	100%
19%	30%
Less than 19%	0%

For performance between percentiles, the number of performance shares earned shall be determined by straight line interpolation. Performance shares earned based on achievement of reduction in carbon dioxide emissions will generally be paid in shares.

Dividend equivalents are credited on each granted performance share during the three-year performance cycle to the same extent that dividends are paid on shares of our common stock, but such dividend equivalents are paid solely to the extent the underlying performance share vests based on the achievement of the applicable performance goal.

If the applicable threshold performance goal is not achieved at the end of the three-year performance cycle, then all associated performance shares and dividend equivalents would be forfeited.

2015-2017 Restricted Stock Unit Awards. In 2015, the GCN granted RSUs to each NEO that vest upon the third anniversary of the grant, provided that the NEO remains continuously employed until such anniversary. RSUs serve as an important retention tool. Each RSU represents one share of our common stock.

Dividend equivalents are credited on each granted RSU during the vesting period to the same extent that dividends are paid on shares of our common stock, but such dividend equivalents are paid solely to the extent the underlying RSU vests based on the satisfaction of the service requirement.

For 2015, the CEO was awarded 29,901 time-based RSUs and the other NEOs were awarded from 4,707 to 6,369 time-based RSUs. These awards are included in the Grants of Plan-Based Awards Table on pages 35 to 36.

2013-2015 Performance Units Award Subject to Achievement of EPS and Operating Metrics. In 2013, we granted performance units to our NEOs subject to the achievement of the following performance goals over the three-year performance cycle ended December 31, 2015. These grants resulted in a payout in shares of common stock as described below.

•	EPS growth measured against EPS as of December 31, 2012 with a threshold growth rate of 12 percent or more and an annual dividend rate of at least $1.08 per share: The Company achieved 15 percent adjusted EPS growth over the three-year performance cycle, which resulted in 100 percent of target payout. The CEO earned 68,510 performance units, which included dividend equivalents credited over the three-year performance cycle. Other NEOs earned from 12,642 to 16,312 performance units, all of which included dividend equivalents credited over the three-year performance cycle. These earned performance unit awards are included in the Option Exercises and Stock Vested Table on page 38.

•	Environmental commitments while maintaining a competitive price for service we provide to our customers: The Company achieved our environmental commitments while maintaining a competitive price for the services we provide to our customers as measured by Retail Average Rate (“RAR”) over the three-year performance cycle. The weighted average RAR for the Company at the end of the three-year period relative to the RAR of companies in the EEI Investor-Owned Electrics Index was at the 53rd percentile, which resulted in a 106 percent of target payout. The CEO earned 36,310 performance units and the other NEOs earned from 6,700 to 8,646 performance units, all of which included dividend equivalents credited over the three-year performance cycle. These earned performance unit awards are included in the Option Exercises and Stock Vested Table on page 38.

2013-2015 Performance Share Awards Subject to the Achievement of Relative TSR Metric. In 2013, we granted performance share awards to each NEO subject to the achievement of specified levels of the Company’s TSR relative to the TSR of companies in the peer group over the three-year performance cycle ended December 31, 2015. In conjunction with strong operational and earnings growth performance over that period, our TSR performance relative to utility companies in the peer group was at the 73rd percentile, resulting in a 165.7 percent of target payout. The CEO earned 113,528 performance shares and the other NEOs earned from 20,948 to 27,030 performance shares, all of which included dividend equivalents credited over the three-year performance cycle. These earned performance share awards are included in the Option Exercises and Stock Vested Table on page 38.

Other Compensation Benefit Programs

Employment Contracts. Neither our CEO nor any of our other executive officers have employment contracts.

Retirement and Deferred Compensation Benefits. In 2015, the Company provided retirement benefits to executive officers under the Xcel Energy qualified and non-qualified pension plans. The role of the pension plans in executive compensation is the same as it is for other employees: to provide income during retirement and aid in the retention of qualified employees. The qualified pension plan includes earnings up to the Internal Revenue Service’s established limits and the benefit may be payable in a manner that results in individual income tax advantages. The non-qualified pension plan includes earnings, if any, above the same Internal Revenue Service limit. The 2015 Internal Revenue Service earnings limit was $265,000.

Xcel Energy maintains a Supplemental Executive Retirement Plan (“SERP”), which was closed to new participants in 2008. Benefits continue to accrue for Mr. Fowke who remains the sole participant in the SERP. The SERP provides a benefit to the officer participating which is offset by the qualified and non-qualified pension plan benefits. Covered compensation for the purposes of calculating SERP benefits includes base salary, annual incentive and leadership award amounts. Long-term incentive payments are not included in covered compensation. The SERP benefit is valued as a 20-year annuity, but is payable as a lump sum after the officer’s termination of employment. Unreduced benefits are payable at age 62 or as early as age 55, reduced 5 percent for each year that the benefit commencement date precedes age 62.

Each executive officer is eligible to participate in Xcel Energy’s 401(k) Savings Plan and Deferred Compensation Plan. The plans allow executive officers, like other eligible employees, to defer all or a portion of their base salary and their annual incentive award up to certain limits. The plan also allows executive officers to defer all or a portion of their performance-based long-term incentive awards. For 2015, the Company matched 50 percent of base salary deferrals, up to 4 percent, for eligible matching contributions. The purpose of the Deferred Compensation Plan is to make up for retirement benefits that cannot be paid under the Company’s qualified retirement plans due to the Internal Revenue Service Code limitations.

Severance Policy. The Company provides severance benefits to NEOs in accordance with the Xcel Energy Senior Executive Severance and Change in Control Policy (as amended, the “Severance Policy”). The Board or the GCN may name additional participants. The GCN believes the Severance Policy provides a competitive severance benefit that aligns the interests of executives with shareholders, retains key talent during a critical and potentially protracted period of uncertainty and provides a competitive pay arrangement in the event the Company undergoes a change in control and the executive is not retained following the completion of such event. Outside of change in control situations, the Severance Policy also encourages executive officers to focus on the interests of Xcel Energy and its shareholders without undue concern that the officer will be terminated without compensation and benefits.

The benefits payable under the Severance Policy are discussed in more detail under Potential Payments Upon Termination or Change in Control beginning on page 44.

Stock Ownership Policy

Our Stock Ownership Policy is an important feature of our compensation plan that ensures alignment of executive and shareholder interests. The share ownership guideline for each executive is based on the executive’s position. Executives are expected to achieve the applicable ownership requirement within five years of the date they assume their current executive position.

Each executive is required to hold the net shares acquired through the Company’s compensation plans for a period of at least one year from the date the GCN certifies results and authorizes payment of an award or the award otherwise vests. These holding periods apply to shares acquired through the Company’s compensation plans even if the executive is otherwise already in compliance with the stock ownership requirements. If an executive is not in compliance with the ownership requirement within the required time period, the executive must elect to receive payment of any incentive awards in stock and must retain 100 percent of the net shares (after-tax) delivered to him or her until the ownership requirement is met.

As of March 22, 2016, all current NEOs have achieved, or are on track to achieve, the stated share ownership requirement by the date specified for achievement. All shares of common stock that the executive owns as well as amounts deferred into Xcel Energy stock count toward compliance with the ownership guidelines. The table below shows the value of shares of common stock that each NEO must hold by the required dates expressed as a multiple of base salary.

POSITION	5-YEAR GUIDELINE
Ben Fowke, Chairman, President and CEO	5x
Teresa Madden, Executive Vice President, CFO	3x
Kent Larson, Executive Vice President and Group President, Operations	3x
Marvin McDaniel, Jr., Executive Vice President, Group President, Utilities and Chief Administrative Officer	3x
Scott Wilensky, Executive Vice President, General Counsel	3x

Hedging and Pledging

We prohibit the use of any hedging or similar transactions related to our shares for directors and all employees, including executives. In addition, the pledging of shares by executive officers and directors is only allowed if the executive officer or director receives approval from the securities trading policy committee prior to pledging the shares. No directors or executive officers have pledged shares of our common stock. The Board believes that these policies are consistent with our philosophy that senior executives’ and directors’ interests should be aligned with those of our long-term shareholders through equity ownership.

Clawback Provisions

The Company has clawback provisions in place to provide the Company the right to recover certain payments made to executives or other employees. Xcel Energy may recover long-term incentive awards if the Company has a restatement due to material noncompliance with the financial reporting requirements under the securities law or if a plan participant is terminated for fraud or misconduct.

Equity Grant Practices

We have the following practices regarding the timing of equity compensation grants:

•	Performance shares and RSUs are normally granted on the date of a regularly scheduled GCN meeting.

•	Off-cycle grants to employees and new hires are made after the trading window opens following the earnings release for the quarter in which the triggering event occurred.

•	Grants to newly promoted executive officers or otherwise made as described above are made either (i) on the day the GCN approves the grant for a promotion that has already occurred or is occurring concurrently or for retention purposes; or (ii) on the effective date of a promotion for promotions or grants that become effective at a future date.

•	In years where we pay out annual incentive awards, we issue the common shares and restricted shares of our common stock to executives who have elected to receive their award in common stock on the regularly scheduled date of the February GCN meeting.

Risk Assessment

The profile of our compensation programs are designed to motivate performance while not promoting behaviors that create undue risk. Specifically, the GCN reviews several factors in establishing executive compensation programs, setting compensation levels and selecting target measures for variable compensation programs that balances performance and risk.

•	Performance metrics are clear, easily identifiable and are based on variables that are generally accepted in the market, such as EPS and TSR.

•	Long-term incentives have three-year vesting periods to encourage long-term decision making and value creation.

•	Programs are designed to align shareholder, customer and employee interests.

•	Our Stock Ownership Policy requires that executive officers retain a substantial stake in the Company so that executive’s interests are long-term in nature and therefore aligned with shareholders.

•	Clawback provisions are in place, giving us the right to pursue and recoup incentive awards that were earned based on materially incorrect financial information, fraud or misconduct.

Deductibility of Executive Compensation under IRC Section 162(m)

Federal tax law limits the deductibility of executive compensation in excess of $1,000,000 paid for any fiscal year to our highest paid executive officers other than our chief financial officer; however, the statute exempts qualifying performance-based compensation when specified conditions are met. In general, the GCN intends to structure incentive-based compensation awards to maintain the deductibility of executive compensation. The AIP includes pool funding to ensure awards to NEOs meet the requirements for tax deductibility under Section 162(m) of the Tax Code. The maximum pool that can be used to pay annual incentives to Named Executive Officers is 2% of Operating Income. There are additional caps including that no more than 40% of the pool can be awarded to the CEO or 10% to other NEOs and the Executive Annual Incentive Award Plan requires awards with an overall limit of no greater than five hundred percent of target. The Committee did not award the full amount authorized by this pool funding and the amounts awarded are well below the caps. The GCN maintains the discretion to award compensation that exceeds Section 162(m)’s deductibility limit.

REPORT OF THE COMPENSATION COMMITTEE

The GCN, in its capacity as the compensation committee of the Board, has reviewed and discussed with management the CD&A in this proxy statement. Based on the review and discussions referred to above, the GCN recommended to the Company’s Board that the CD&A be included in the Company’s proxy statement on Schedule 14A.

Compensation Committee

Christopher J. Policinski, Chair

Gail K. Boudreaux

James J. Sheppard

David A. Westerlund

TABLES RELATED TO EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the primary elements of compensation paid or granted to our CEO, our CFO and our three other most highly compensated executive officers. See the CD&A above for a description of our executive compensation program to gain an understanding of the information disclosed in this and the following tables.

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Ben Fowke	2015	1,200,000	—	6,123,614	1,224,275	830,969	54,312	9,433,170	(1)
Chairman, President and CEO	2014	1,200,000	—	5,893,803	1,512,236	4,187,624	76,814	12,870,477
	2013	1,150,000	—	8,959,525	1,690,500	3,870,519	73,018	15,743,562	(2)

Teresa Madden	2015	575,000	—	1,150,025	517,383	561,355	12,369	2,816,132
Executive Vice President, Chief Financial Officer	2014	575,000	—	1,150,012	639,076	749,236	32,349	3,145,673
	2013	530,000	—	1,000,000	689,000	470,284	29,843	2,719,127

Kent Larson	2015	550,000	—	1,050,008	532,956	499,192	24,585	2,656,741
Executive Vice President and Group President, Operations	2014	550,000	—	1,170,085	427,902	749,611	35,162	2,932,760
	2013	475,000	—	997,291	432,250	540,664	29,562	2,474,767

Marvin McDaniel, Jr.	2015	550,000	—	1,050,008	532,956	236,108	24,741	2,393,813
Executive Vice President, Group President, Utilities and Chief Administrative Officer	2014	525,000	—	1,010,088	408,453	540,685	33,987	2,518,213
	2013	475,000	—	997,291	432,250	373,169	29,396	2,307,106

Scott Wilensky	2015	505,000	—	969,291	340,798	283,364	12,280	2,110,733
Executive Vice President, General Counsel
(1)	Actual realized compensation for Mr. Fowke for 2015 was $11,678,455, for 2014 was $7,927,258 and for 2013 was $6,845,683. Actual realized compensation includes salary, annual incentive, the value of performance-based stock awards that vested and all other compensation.

(2)	This total includes a one-time award of Retention Units with a grant date fair value of $3,998,790.

(3)	Amounts in this column reflect base salary earned for the corresponding year regardless of whether any portions were deferred under the 401(k) Savings Plan or otherwise.

(4)	Amounts in this column reflect the aggregate grant date fair value of long-term incentive awards granted. The majority of the amounts in this column do not represent earned or paid compensation as awards are still subject to performance and/or vesting conditions. The remaining amounts include awards earned under the Annual Plan that the executive officer elected to receive in shares of unrestricted and restricted common stock, in lieu of a portion of the cash payment. In each instance, the grant date fair value was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as described below:

•	Restricted and unrestricted shares granted under the Annual Plan are valued based on the closing price of Xcel Energy’s common stock, as reported on the NYSE, on the trading date preceding the issuance date; shares are issued following the close of the performance year, and include a premium (5 percent for unrestricted stock or 20 percent for restricted stock) for the election to receive shares of stock in lieu of cash.

•	The long-term incentive grants are valued based on the market price of our common stock on the grant date of the award, based on the assumption that target performance will be achieved and the units and future credited dividend equivalents will vest and will not be forfeited.

•	The Retention Unit grant awarded to Mr. Fowke in 2013 was valued based on the closing price of Xcel Energy’s common stock, as reported on the NYSE, on the trading date preceding the grant date of the award and is required to reflect the full amount of the grant in the year granted. This compensation was not earned in 2013 and will not be earned in full until Mr. Fowke satisfies the continued employment condition through 2018. Partial vesting of one-third of the award occurred on February 20, 2016, with the balance vesting on February 20, 2018. This award is not considered part of the annual compensation program.

The aggregate grant date fair value of equity grants is equal to the closing price of Xcel Energy’s common stock, as reported on the NYSE, on the trading date preceding the date of grant. The aggregate grant date fair value of performance awards granted in 2015 that have a variable vesting value, assuming the maximum performance conditions are achieved, is reflected in the table below:

	Ben Fowke	Teresa Madden	Kent Larson	Marvin McDaniel, Jr.	Scott Wilensky
Performance Shares	$8,639,976	$1,839,953	$1,680,013	$1,680,013	$1,359,990

(5)	Amounts in this column reflect awards earned under our Annual Plan regardless of whether any portion was deferred under the Deferred Compensation Plan. These amounts do not include amounts that the executive elected to receive in shares of unrestricted and restricted shares in lieu of a portion of the cash payment. The value of stock received in lieu of the cash payment plus associated premiums are reflected in the Stock Awards column for the respective years.

(6)	Amounts in this column reflect the increase in the present value of the executive officer’s benefits under all pension plans established by the Company, using methods that are consistent with those used in our financial statements. The change from the prior year is generally due to (a) the additional years of service earned by the executive officer under the plans, (b) the change in the final average salary from the prior year used to determine plan benefits, (c) the interest earned on accumulated benefits during the year (that is, the decrease in the deferral period until benefits commence as the executive officer approaches retirement), and (d) changes in actuarial assumptions including interest rates.

For Mr. Fowke, the 2014 change in pension value includes $2,146,537 resulting from the required changes in discount rates and mortality table assumptions.

(7)	Amounts included in All Other Compensation include the Company match under the 401(k) Savings Plan, Company contributions to the non-qualified savings plan, imputed income on life insurance paid by the Company, amounts related to our executive physical program and, for 2013 and 2014, amounts related to forfeited vacation pay. None of these amounts exceed $10,000 except the following:

•	Contributions to the non-qualified savings plan: Mr. Fowke $39,000; Mr. Larson $13,000 and Mr. McDaniel $13,000.

Except for the executive physical imputed amount, programs included in the “All Other Compensation” column were available to all eligible and qualifying employees of Xcel Energy.

The Company provides very limited perquisites to its NEOs. Under corporate policy, the corporate aircraft may not be scheduled for personal use. Executive officers and their families may use the corporate aircraft for personal travel only when the aircraft is already scheduled to fly to the same destination on Company business. Because the aircraft may only be used for personal travel if the aircraft already is scheduled to fly to the same destination, there is no incremental cost to the Company for such personal use. We have significant corporate operations in Minneapolis, Minnesota, and Denver, Colorado, and some executive officers, including several of the NEOs, split time between those offices and use the corporate aircraft to travel between Minneapolis and Denver. Executive officers may also have the occasional personal use of event tickets when such tickets are not being used for business purposes, for which we have no incremental costs.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding incentive awards and other stock-based awards granted during 2015 to the NEOs.

Name	Grant Date	Date of Committee Action(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)				Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Ben Fowke	1/2/15	12/9/14				22,425	74,751	(a)	149,502	2,700,006
	1/2/15	12/9/14				13,455	44,850	(b)	89,700	1,619,982
	1/2/15	12/9/14				—	29,901	(c)	—	1,080,024
						$261,360	$522,720	(d)	$1,045,440
			442,200	884,400	1,768,800
Teresa Madden	1/2/15	12/9/14				4,776	15,919	(a)	31,838	574,994
	1/2/15	12/9/14				2,865	9,551	(b)	19,102	344,982
	1/2/15	12/9/14				—	6,369	(c)	—	230,048
			186,875	373,750	747,500
Kent Larson	1/2/15	12/9/14				4,361	14,535	(a)	29,070	525,004
	1/2/15	12/9/14				2,616	8,721	(b)	17,442	315,003
	1/2/15	12/9/14				—	5,814	(c)	—	210,002
			192,500	385,000	770,000
Marvin McDaniel, Jr.	1/2/15	12/9/14				4,361	14,535	(a)	29,070	525,004
	1/2/15	12/9/14				2,616	8,721	(b)	17,442	315,003
	1/2/15	12/9/14				—	5,814	(c)	—	210,002
			192,500	385,000	770,000
Scott Wilensky	1/2/15	12/9/14				3,530	11,766	(a)	23,532	424,988
	1/2/15	12/9/14				2,118	7,060	(b)	14,120	255,007
	1/2/15	12/9/14				—	4,707	(c)	—	170,017
						$43,083	$86,166	(d)	$172,331
			123,094	246,188	492,375

(1)	The GCN approved the awards on February 17, 2015, effective as of January 1, 2015 for the annual incentive and approved the awards on December 9, 2014, effective as of January 2, 2015 for the long-term incentive.

(2)	Amounts show target annual incentive awards pursuant to the Annual Plan. Target annual incentive awards, as a percentage of base salary, were set as follows: 110 percent for Mr. Fowke, 70 percent for Messrs. Larson and McDaniel and 65 percent for Ms. Madden and Mr. Wilensky. Payouts of annual incentive awards are dependent on the level of achievement of corporate financial and operational goals approved by the GCN, with each individual having the opportunity to earn from 0 percent to 200 percent of the target annual incentive award based on the level of achievement of the goals. With approval of the GCN, an executive officer may elect to receive shares of unrestricted and/or restricted common stock in lieu of all or a portion of the cash payment for which they were otherwise entitled under the Annual Plan. To the extent an executive officer elected to receive restricted or unrestricted shares in lieu of a cash payment for 2015 under the Annual Plan, the dollar value of the future payout of those equity awards at threshold, target and maximum are disclosed in dollar amounts in the columns under the caption “Estimated Future Payouts Under Equity Incentive Plan Awards.” The values shown include the individual’s elected forms of payment and associated premium and therefore may include a 5 percent premium (should the participant elect to receive unrestricted common shares) or a 20 percent premium (should the participant elect to receive restricted shares). The actual payments of the cash component of these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(3)	The amounts show the threshold, target, and maximum payouts for grants of performance shares and target payout for RSUs, in each case, issued on January 2, 2015, pursuant to the Long-Term Plan. Payouts of performance shares are dependent on the level of achievement of performance conditions approved by the GCN, with each individual having the opportunity to earn from 0% to 200% of the target performance share award based on the level of achievement.

Share amounts in this column reflect long-term incentive stock-based awards, as described further in (a) through (c) below. Dollar amounts in this column reflect annual incentive awards that the NEO has elected to receive in restricted and/or unrestricted shares of our common stock, as described further in (d) below and footnote 2 above.

(a)	performance shares based on a relative TSR with a measurement date of December 31, 2017
(b)	performance shares based on reducing carbon emissions with a measurement date of December 31, 2017
(c)	RSUs vesting on December 31, 2017
(d)	dollar value of estimated payouts for 2015 Annual Incentive Program to be received in unrestricted shares or restricted shares of common stock in accordance with an executive officer’s election (see footnote 2)

All share amounts reflected were issued under the 2005 Long-Term Incentive Plan. Performance share payout values, while based on percentile performance, are also determined by the price of our common stock at payout. The lines reflecting dollar values are for the AIP payouts, pursuant to the Annual Plan, to be received in restricted and/or unrestricted shares of common stock in accordance with an executive officer’s election (see footnote 2 above). The number of shares to be received for annual incentive award payouts is determined based on the fair market value of our common stock at the time the shares are issued following the close of the performance year. The value of the shares actually issued to each executive officer pursuant to 2015 annual incentive awards is included in the “Stock Awards” column in the Summary Compensation Table.

(4)	This column shows the grant date fair value pursuant to FASB ASC Topic 718 for equity awards.

Terms of long-term incentive awards

For information regarding the terms of the awards, descriptions of the performance based vesting conditions and the criteria for determining the amounts payable of the performance shares and RSUs, please see Compensation Discussion and Analysis – Long-Term Incentives on pages 27 to 28. For information regarding restrictions on transfer, vesting and other vesting conditions of the Retention Units, please see footnote 4 to the Summary Compensation Table beginning on page 33. Please see Potential Payments Upon Termination or Change in Control – Outstanding Equity Compensation Awards on page 45 for information about the forfeiture provisions and treatment of these long-term incentive awards at severance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides additional information regarding restricted stock, performance shares and RSUs that were outstanding on December 31, 2015 for the NEOs. Fractional share amounts have been rounded to the nearest whole share.

	Stock Awards		Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)

Ben Fowke	26,248(5)	942,571	179,511(6)	6,446,234
			107,707(7)	3,867,756
			35,903(8)	1,289,277
			153,665(9)	5,518,119
			92,198(10)	3,310,827
			30,734(11)	1,103,646
			156,395(12)	5,616,143

Teresa Madden			41,288(6)	1,482,658
			24,772(7)	889,579
			8,258(8)	296,539
			32,725(9)	1,175,141
			19,634(10)	705,055
			6,546(11)	235,080

Kent Larson	1,945(3)	69,838	34,108(6)	1,224,817
	5,321(4)	191,067	20,464(7)	734,860
	6,462(5)	232,053	6,822(8)	244,979
			29,880(9)	1,072,974
			17,928(10)	643,784
			5,976(11)	214,595

Marvin McDaniel, Jr.	3,241(3)	116,396	28,723(6)	1,031,437
	5,321(4)	191,067	17,234(7)	618,878
	6,168(5)	221,497	5,744(8)	206,280
			29,880(9)	1,072,974
			17,928(10)	643,784
			5,976(11)	214,595

Scott Wilensky	2,135(3)	76,674	27,825(6)	999,207
	6,721(4)	241,342	16,695(7)	599,509
			5,565(8)	199,849
			24,187(9)	868,566
			14,513(10)	521,169
			4,838(11)	173,735
(1)	Values were calculated based on a $35.91 closing price of our common stock, as reported on the NYSE on December 31, 2015. Actual performance unit and performance share payout values, while based on percentile performance, are also determined by the price of our common stock at payout. Values reflected in the table for performance units and performance shares granted in 2014 and 2015 assume maximum level performance.

(2)	Amounts reflected exclude performance share awards and performance unit awards that have a performance period that ended on December 31, 2015. The GCN certified the achievement of the applicable performance measures for these awards on February 16, 2016; the amounts for these awards are included in the amounts in the column titled “Number of Shares Acquired on Vesting” in the Option Exercises and Stock Vested Table on page 38.

(3)	Represents restricted stock, and credited dividends, that the executive officers elected to receive in lieu of cash compensation for annual incentive awards granted in 2013 for which they were otherwise entitled under the Annual Plan. The restrictions lapsed on March 1, 2016.

(4)	Represents restricted stock, and credited dividends, that the executive officers elected to receive in lieu of cash compensation for annual incentive awards granted in 2014 for which they were otherwise entitled under the Annual Plan. Two-thirds of the restrictions have lapsed and the remaining one-third of the restrictions will lapse on March 1, 2017 or the next available trading day if the designated date is not a trading day.

(5)	Represents restricted stock, and credited dividends, that the executive officers elected to receive in lieu of cash compensation for annual incentive awards granted in 2015 for which they were otherwise entitled under the Annual Plan. One-third of the restrictions lapsed March 1, 2016, and the remaining two thirds of the restrictions will lapse in equal installments on March 1, 2017 and March 1, 2018 or the next available trading day if the designated date is not a trading day.

(6)	Represents performance shares granted in 2014, and credited dividend equivalents, based on a relative TSR for the performance period January 1, 2014 to December 31, 2016. The measurement date for the vesting of these awards is December 31, 2016.

(7)	Represents performance shares granted in 2014, and credited dividend equivalents, based on reducing carbon emissions. The measurement date for the vesting of these awards is December 31, 2016

(8)	Represents restricted stock units granted in 2014, and credited dividend equivalents, vesting on December 31, 2016.

(9)	Represents performance shares granted in 2015, and credited dividend equivalents, based on a relative TSR for the performance period January 1, 2015 to December 31, 2017. The measurement date for the vesting of these awards is December 31, 2017.

(10)	Represents performance shares granted in 2015, and credited dividend equivalents, based on reducing carbon emissions. The measurement date for the vesting of these awards is December 31, 2017.

(11)	Represents restricted stock units granted in 2015, and credited dividend equivalents vesting on December 31, 2017.

(12)	Represents retention-based restricted stock units granted February 20, 2013, and credited dividend equivalents. One-third of the restricted stock units vested on February 20, 2016, and the remaining two-thirds will vest on February 20, 2018.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table discloses on a grant-by-grant basis the stock or similar awards that vested in 2015. Pursuant to the Stock Ownership Policy, each executive is required to hold the net shares acquired from restricted stock, performance share awards and performance unit awards for a period of at least one year from the date each award is paid. Fractional share amounts have been rounded to the nearest whole share.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)

Ben Fowke	6,175	(3)	214,577	(4)
	113,528	(5)	4,407,160	(6)
	68,510	(7)	2,659,562	(6)
	36,310	(8)	1,409,545	(6)

Teresa Madden	397	(3)	13,780	(4)
	27,030	(5)	1,049,303	(6)
	16,312	(7)	633,217	(6)
	8,646	(8)	335,628	(6)

Kent Larson	5,911	(3)	205,419	(4)
	20,948	(5)	813,212	(6)
	12,642	(7)	490,744	(6)
	6,700	(8)	260,094	(6)

Marvin McDaniel, Jr.	6,752	(3)	234,618	(4)
	20,948	(5)	813,212	(6)
	12,642	(7)	490,744	(6)
	6,700	(8)	260,094	(6)

Scott Wilensky	7,591	(3)	263,804	(4)
	20,948	(5)	813,212	(6)
	12,642	(7)	490,744	(6)
	6,700	(8)	260,094	(6)

(1)	The Company has not granted stock options since 2001, and there are no outstanding options. As such, the columns relating to option exercises have been omitted.

(2)	Amounts reflected include performance share awards and performance unit awards that have performance periods that ended on December 31, 2015. The GCN certified the achievement of the applicable performance measures on February 16, 2016.

(3)	Reflects vesting of restricted stock plus associated stock acquired with reinvested dividends received in lieu of cash compensation that certain NEOs elected to receive under the Annual Plan.

(4)	Value is based on the average of the high and low market price of our common stock on March 2, 2015, or $34.75, the date the restrictions lapsed.

(5)	Reflects vesting of performance shares granted January 2, 2013, as applicable, and associated dividend equivalent performance shares based on achievement of TSR relative to our peer group for the performance period January 1, 2013 to December 31, 2015. The number of performance shares includes credited dividend equivalents associated with the January 20, 2016 dividend as the record date for these dividend equivalents, December 24, 2015, was prior to settlement. Upon settlement, each officer received 50% of the performance share award in shares of our common stock with the remaining 50% paid as cash, unless otherwise elected to be deferred under the Deferred Compensation Plan.

(6)	Value is based on the closing market price of our common stock on February 12, 2016, or $38.82, the preceding trading date prior to the GCN certification.

(7)	Reflects vesting of performance units granted January 2, 2013, as applicable, and associated dividend equivalent units based on achievement of defined EPS growth and our common stock annual dividend remaining at least $1.08 during the performance period. The number of units includes credited dividend equivalents associated with the January 20, 2016 dividend as the record date for these dividend equivalents, December 24, 2015, was prior to settlement.

(8)	Reflects vesting of performance units granted January 2, 2013, as applicable, and associated dividend equivalent units based on achievement of environmental goals and relative weighted average Retail Average Rate by December 31, 2015. The number of units includes credited dividend equivalents associated with the January 20, 2016 dividend as the record date for these dividend equivalents, December 24, 2015, was prior to settlement.

PENSION BENEFITS

We maintain two defined benefit plans in which the NEOs participate, and one additional defined benefit plan in which one NEO participated in 2015.

•	The Xcel Energy Pension Plan provides funded, tax-qualified benefits that are subject to compensation and benefit limits under the Internal Revenue Code.

•	The Xcel Energy Inc. Non-qualified Pension Plan (referred to as the “Non-qualified Pension Plan”) provides unfunded, non-qualified benefits for compensation that is above the required limits of the Xcel Energy Pension Plan.

•	The Xcel Energy SERP provides unfunded, non-qualified benefits that are offset by benefits under the Xcel Energy Pension Plan and the Non-qualified Pension Plan. Participation in the SERP is closed to new participants.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Ben Fowke	Pension Plan	19	1,841,202	—
	Non-qualified Pension Plan	19	4,079,138	—
	SERP	19	11,439,038	—

Teresa Madden	Pension Plan	33	1,599,533	—
	Non-qualified Pension Plan	33	1,671,996	—

Kent Larson	Pension Plan	34	1,581,343	—
	Non-qualified Pension Plan	34	1,697,831	—

Marvin McDaniel, Jr.	Pension Plan	28	1,504,699	—
	Non-qualified Pension Plan	28	1,124,703	—

Scott Wilensky	Pension Plan	17	798,658	—
	Non-qualified Pension Plan	17	930,995	—

Present Value of Accumulated Benefits

The Present Value of Accumulated Benefit is the present value of the annual pension benefit earned as of December 31, 2015 that would be payable under each plan for the NEOs beginning at normal retirement age, or the earliest time at which the NEO may retire without a benefit reduction. Certain assumptions regarding interest rates and mortality were used to determine the present value of the benefit. Those assumptions are consistent with those used in Note 9, Benefit Plans and Other Postretirement Benefits, to Xcel Energy’s Consolidated Financial Statement, included as part of Xcel Energy’s 2015 Annual Report on Form 10-K, including use of an updated discount rates assumptions. Specifically, the discount rate for qualified pension benefits was changed from 4.09 percent for 2014 to 4.64 percent for 2015. Non-qualified pension benefits and SERP discount rates were changed from 3.90 percent for 2014 to 4.34 percent for 2015.

Normal retirement age for this purpose is defined by the various plans in which the NEOs participate. The Present Value of Accumulated Benefit is determined for each plan assuming benefits commence at the age described below:

•	Xcel Energy Pension Plan. Benefits are calculated assuming the normal retirement age is 65.

•	Non-qualified Pension Plan. Benefits are calculated assuming normal retirement age is 65.

•	SERP. Benefits are calculated assuming the normal retirement age is 62.

The following narrative provides detailed information about the retirement benefits available to the NEOs.

Xcel Energy Pension Plan

There are three general benefit components payable under the Xcel Energy Pension Plan: the basic benefit, the retirement spending account and the social security supplement.

Pension Equity Benefit Formula

The basic benefit is determined as follows:

•	Monthly benefit, payable as a single life annuity at the participant’s normal retirement age, which is the actuarial equivalent of the participant’s Pension Equity Plan (“PEP”) Balance. The PEP Balance is equal to 10 percent of the participant’s highest average pay (expressed on a monthly basis) times years of credited service times twelve (12).

•	Highest average pay is equal to the highest average monthly rate of base pay plus annual incentive pay during any 48 consecutive months of covered employment. Base pay is regular, straight-time earnings, including employee contributions to the 401(k) Savings Plan, the Flexible Benefits Plan and, effective January 1, 2002, the Deferred Compensation Plan. Ms. Madden and Mr. Larson are eligible for retirement under the Xcel Energy Pension Plan at the benefit level described here. Ms. Madden has notified the Company of her intention to retire during the second quarter of 2016.

If a participant terminates employment before age 65 but after completing three years of vesting service, the benefit is calculated as described above but based on service and highest average pay at termination.

Retirement Spending Account

The Retirement Spending Account annual benefit is a monthly benefit, payable as a single life annuity that is the actuarial equivalent of the Retirement Spending Account balance. The Retirement Spending Account balance is the accumulated value at retirement of the initial account balance, annual credits, and annual interest credits.

•	Initial account balance equal to $1,400 times all years of service as of December 31, 2002, for former New Century Energy participants and December 31, 1998 for former Northern States Power Company participants. For all other participants, the initial account balance is zero.

•	Annual credits equal to $1,400.

•	Interest credits based on one-year treasury constant maturities plus 1 percent.

Social Security Supplement

The Social Security Supplement is a supplement that is paid from the participant’s retirement date to his or her Social Security retirement age. The monthly supplement is equal to $50 times the number of years of service (limited to 20 years). Participants are eligible for the Social Security Supplement if they are (1) age 57 with 20 years of vesting service, (2) age 55 and the sum of age and credited service is greater than or equal to 90, (3) age 65 with one year of service, or (4) 40 years of credited service.

Credited Service and Distributions

Generally, a participant’s years of credited service are based on the years of employment with the Company and its predecessors. The years of credited service listed above for the Xcel Energy Pension Plan for all of our NEOs are based only on their period of service while employed by the Company and its predecessors.

Benefits provided under the Xcel Energy Pension Plan are based on compensation up to the compensation limit under Section 401(a)(17) of the Internal Revenue Code ($265,000 in 2015). In addition, benefits provided under the Xcel Energy Pension Plan may not exceed a benefit limit under Section 415(b) of the Internal Revenue Code ($210,000 payable as a single life annuity beginning at normal retirement age in 2015).

Benefits are payable under one of the optional forms of payment elected by the participant, including a lump sum. Benefits under the Xcel Energy Pension Plan are funded by an irrevocable tax-exempt trust. A participant’s benefit under the Xcel Energy Pension Plan is payable from the assets held by the tax-exempt trust.

Non-qualified Pension Plan

The Non-qualified Pension Plan replaces the benefit that would have been payable through the Xcel Energy Pension Plan if not for the limits imposed by Internal Revenue Code sections 401(a)(17) and 415(b). All active participants must receive their Non-qualified Pension Plan benefit as a lump sum.

Generally, a participant’s years of credited service are based on their years of employment with the Company and its predecessors. However, in certain cases, credit for service prior to participation in the plan may be granted. The years of credited service listed above for the Non-qualified Pension Plan for all of our NEOs are based only on their period of service while employed by the Company and its predecessors.

The Non-qualified Pension Plan is unfunded and maintained as a book reserve account. No funds are set aside in a trust or otherwise; participants in the Non-qualified Pension Plan are general creditors of the Company with respect to the payment of their Non-qualified Pension Plan benefits. The executive officer’s accrued benefit under the Non-qualified Pension Plan cannot be sold, transferred or otherwise anticipated before it becomes payable under the terms of the plan, other than through a qualified domestic relations order.

Supplemental Executive Retirement Plan

In 2008, the Board closed the SERP to additional participants. The SERP provides a target percentage of final average compensation based on years of service, offset by the benefits received from the Xcel Energy Pension Plan and the Non-qualified Pension Plan. Final average compensation for the SERP is defined as the average of the highest three calendar years of compensation during the five calendar year period immediately preceding the calendar year in which the participant retires or terminates employment. Compensation is defined as the participant’s base pay plus any annual incentive earned for that year, regardless of whether such annual incentive is paid in that year or in the next year under our regular annual incentive plans.

The SERP benefit, defined as a 20-year certain annuity, accrues ratably over 20 years and, when fully accrued, is equal to (a) 55 percent of final average compensation minus (b) any other qualified or non-qualified benefits. The Retirement Spending Account and Social Security Supplement are not included in the offset. The SERP benefit is payable as a single lump-sum amount equal to the actuarial equivalent present value of the 20-year certain annuity. Benefits generally are payable at age 62, or as early as age 55, but would be reduced 5 percent for each year that the benefit commencement date precedes age 62.

Generally, a participant’s years of credited service are based on their years of employment with the Company and its predecessors. However, in certain cases, credit for service prior to participation in the plan may be granted. The years of credited service listed above for the SERP for the NEO is based only on his period of service while employed by the Company and its predecessors.

The SERP is unfunded and maintained as a book reserve account. No funds are set aside in a trust or otherwise; participants in the SERP are general creditors of the Company with respect to the payment of their SERP benefits. The executive’s accrued benefit under the SERP cannot be sold, transferred or otherwise anticipated before it becomes payable under the terms of the plan, other than through a qualified domestic relations order. The SERP is a discretionary plan and the NEO who participates in the SERP was by recommendation and approval of the GCN.

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows the amounts deferred by the NEOs and our matching contributions during 2015.

Name	Executive Contributions in 2015 ($)(1)	Registrant Contributions in 2015 ($)(2)	Aggregate Earnings in 2015 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Dec. 31, 2015 ($)(3)(4)
Ben Fowke	2,070,730	39,000	27,131	—	3,581,207
Teresa Madden	—	—	24,587	—	2,528,262
Kent Larson	873,589	13,000	(1,488)	—	1,295,932
Marvin McDaniel, Jr.	791,089	13,000	41,118	—	2,108,128
Scott Wilensky	—	—	816	—	74,694

(1)	Deferrals into the deferred compensation plan were made from compensation earned in 2015 and are reported in the column titled “Salary” in the Summary Compensation Table on page 33 for 2015, with the exception of annual incentive and long-term incentive amounts earned in 2015 but paid out and deferred in 2016. These amounts are as follows:

Name	Base Salary ($)	Annual Incentive Payout ($)	Long-term Incentive Payout ($)

Ben Fowke	84,000	—	1,986,730

Teresa Madden	—	—	—

Kent Larson	110,000	—	763,589

Marvin McDaniel, Jr.	27,500	—	763,589

Scott Wilensky	—	—	—

(2)	Amounts shown reflect our matching contributions (above applicable Internal Revenue Code limits) into our deferred compensation plan during 2015, and are included in “All Other Compensation” in the Summary Compensation Table. These amounts are described in footnote 7 to the Summary Compensation Table on pages 33 and 34.

(3)	Of the amounts shown, the following were included in the column titled “Salary” in the Summary Compensation Table for 2013 and 2014: Mr. Fowke: $172,500; Ms. Madden: $274,000; Mr. Larson: $51,250; Mr. McDaniel: $73,750; and Mr. Wilensky: $9,000.

(4)	Amounts shown reflect a one-time $25 reimbursement of duplicative fees charged in 2014, which was credited in May 2015.

Deferred Compensation Plans

On an annual basis, eligible executives and key employees may elect to defer up to 75 percent of base salary, up to 100 percent of the annual incentive payable in the following calendar year, and beginning in 2013, up to 100 percent of vested long-term incentive awards of performance shares, performance units and RSUs into the Deferred Compensation Plan. In addition, the Company matches 50 percent of base pay deferrals, up to 4 percent, for eligible executives whose matching contributions into the Company’s 401(k) Savings Plan are restricted by Internal Revenue Code imposed limits. The Company matching contributions are credited to the Xcel Energy Common Stock Fund. We may also make discretionary contributions to accounts of certain participants but did not do so for any NEO in 2015.

The Deferred Compensation Plan is unfunded and represents general unsecured obligations of Xcel Energy. In other words, participants’ account balances will be paid only if we have the ability to pay. Accordingly, account balances may be lost in the event of our bankruptcy or insolvency.

Investment Funds

The investment fund options under the Deferred Compensation Plan consist of those options available to all employees under the 401(k) Savings Plan, including the Xcel Energy Common Stock Fund, except that the Vanguard brokerage account option is not available under the Deferred Compensation Plan. As under the 401(k) Savings Plan, participants may change their assumed investment fund on a daily basis. Deferred amounts from certain long-term incentive awards, payable in shares of common stock, must remain invested in the Xcel Energy Common Stock Fund.

Distribution Options

For the Deferred Compensation Plan, the executive’s account is payable on the earlier of a specific year or the executive’s separation of service or death and will be paid in a lump sum or in ten annual installments as elected by the executive or, if no election is made, in a lump sum.

•	If a specific year is elected, a lump sum distribution will be made around January 31st of the elected year or upon separation of service, whichever occurs first.

•	Distributions based on separation of service will be made (or will begin) around the next January 31st or July 31st that first follows the sixth-month anniversary of the executive’s separation of service.

•	In the event of the executive’s death, payment to the executive’s beneficiary will be made in a lump sum unless the executive was already receiving installment payments. In that case, the installment payments will continue to be paid to the executive’s beneficiary.

•	The executive can receive a distribution in the event of an extreme financial hardship that cannot be satisfied by any other means.

•	For deferrals of certain long-term incentive awards, payment will be payable in common stock in the same times and manners described above; all other distributions will be made in cash.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We provide severance benefits to our NEOs under the Xcel Energy Senior Executive Severance and Change in Control Policy (as amended, the “Severance Policy”). As discussed above, the Severance Policy provides a market-competitive severance benefit and manages potential risks and changes in the event the Company were to undergo a change in control. Each of our current NEOs is a participant in the Severance Policy. Additional participants may be named by the Board or the GCN from time to time.

Under the Severance Policy, a participant whose employment is terminated will receive severance benefits unless:

•	The employer terminated the participant for cause, which for this purpose includes termination for (i) the willful and continued failure of a participant to perform substantially his or her duties, after a written demand for substantial performance, or (ii) the willful engagement by a participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company;

•	Termination was because of the participant’s death, disability or retirement;

•	The participant’s division, subsidiary or business unit was sold and the buyer agreed to continue the participant’s employment with specified protections for the participant; or

•	The participant terminated voluntarily.

The severance benefits under the Severance Policy include the following payments:

•	A lump sum cash payment equal to the participant’s annual base salary and target annual incentive award;

•	Prorated target annual incentive compensation for the year of termination paid in a lump sum;

•	A lump sum cash payment of $30,000 for outplacement services;

•	A lump sum cash payment equal to the value of the additional amounts that would have been credited to or paid on behalf of the participant under pension and retirement savings plans if the participant had remained employed for one additional year; and

•	Continued medical, dental and life insurance benefits for one additional year.

If the participant is terminated (including a voluntary termination following a diminution in salary, benefits or responsibilities) within two years following a change in control, the participant will receive benefits under the Severance Policy similar to the severance benefits described above, except as follows:

•	The cash payment of the participant’s annual base salary and target annual incentive award will be increased by a severance multiplier of two or three times, depending upon the participant’s tier;

•	The cash payment for the value of additional retirement savings and pension credits will be for two or three years, depending upon the participant’s tier; and

•	Medical, dental and life insurance benefits will be continued for two or three years, depending upon the participant’s tier.

In addition, a subset of the participants entitled to enhanced benefits upon a change in control will be entitled to receive an additional cash payment to make the participant whole for any excise tax on excess parachute payments that he or she may incur, with certain limitations specified in the Severance Policy. This section of the Severance Policy was modified in October 2011 to eliminate the gross-up feature for new participants in the policy and for current participants whose benefit levels change after such date.

For these purposes, a change of control generally means (i) any acquisition of 20 percent or more of either our common stock or combined voting power (subject to limited exceptions for acquisitions directly from us, acquisitions by us or one of our employee benefit plans, or acquisitions pursuant to specified business combinations in which (a) our shareholders will own more than 60 percent of the shares of the resulting corporation, (b) no one person will own 20 percent or more of the shares of the resulting corporation, and (c) a majority of the Board of the resulting corporation will be our incumbent directors), (ii) directors of the Company as of the date of the Severance Policy and those directors who have been elected subsequently and whose nomination was approved by such directors fail to constitute a majority of the Board, (iii) a merger, share exchange or sale of all or substantially all of the assets of the Company (each, a “business combination”) (except those business combinations that satisfy clauses (a), (b) and (c) above), or (iv) shareholder approval of a complete liquidation or dissolution of the Company.

In addition, pursuant to the terms of our incentive compensation plans, upon a change in control, all unvested shares of restricted stock and unvested RSUs and Retention Units will vest immediately, and all performance shares and performance units, will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels.

The amounts payable in cash for each of the NEOs relating to the performance shares and performance units are included in the “Equity Compensation” row of the “Termination upon Change in Control” column in the table of Aggregate Termination Payments below. Additionally, restrictions would lapse on the following shares of restricted stock: Ben Fowke, 26,248 shares with an aggregate value of $942,571; Kent Larson, 13,728 shares with an aggregate value of $492,958; Marvin McDaniel, Jr., 14,730 shares with an aggregate value of $528,960; and Scott Wilensky, 8,856 shares with an aggregate value of $318,016.

To receive the benefits under the Severance Policy, the participant must also sign an agreement releasing all claims against the employer and its affiliates and agreeing not to compete with the employer and its affiliates and not to solicit their employees and customers for one year.

Disability Benefits

All disability benefits for NEOs and all of our active employees are provided through an insured arrangement with a third party administrator/insurer. Each of the NEOs is eligible for a disability benefit in the event of a total and permanent disability. This disability benefit is generally available to all employees of the Company.

For participants in the long-term disability benefit, the monthly disability benefit payable is equal to 60 percent of the participant’s basic monthly earnings, limited to a maximum $25,000 monthly benefit. This monthly benefit would be payable until normal retirement age, or for those participants becoming disabled after age 63, for a specific period of time.

Retirement Benefits

Upon retirement, the executive officers will be entitled to receive the retirement benefits described above under the caption “Pension Benefits” on pages 39 to 41 and the non-qualified deferred compensation described under the caption “Non-qualified Deferred Compensation” on pages 42 to 43.

Outstanding Equity Compensation Awards

As discussed above, pursuant to the terms of our incentive compensation plans, in the event there is a change in control, all stock-based awards, such as restricted stock and retention units, will vest immediately and any awards that may be settled in cash or stock, such as performance shares, performance units and RSUs, will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels.

The treatment of other unvested stock-based awards and awards that may be settled in cash or stock in situations other than a change in control, is as follows:

AWARD	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION WITH OR WITHOUT CAUSE	RETIREMENT	DEATH OR DISABILITY
Performance Shares (Long-Term Plan)	Forfeited	Forfeited	Prorated until date of retirement, with actual payment dependent upon the achievement of performance goals	Restrictions lapse
Restricted Stock Units (RSUs) (Long-Term Plan)	Forfeited	Forfeited	Forfeited	Restrictions lapse
Retention Units (Long-Term Plan)	Forfeited	With Cause – Forfeited Without Cause – Forfeited; at Board’s discretion, units may vest pro-rata based on completed service	Forfeited	Vest pro-rata based on completed service
Restricted Stock (Annual Plan)	Forfeited	Forfeited	Forfeited	Restrictions lapse

Aggregate Termination Payments

This section explains those payments and benefits that are accelerated in various termination-of-employment scenarios.

For purposes of preparing this table, we have assumed that (i) the NEOs were terminated on December 31, 2015, and (ii) that the price of our common stock was $35.91 (the closing price on December 31, 2015).

Name	Termination upon Change in Control(1) ($)		Voluntary Termination/ Retirement ($)	Involuntary Termination with Cause ($)	Involuntary Termination without Cause ($)	Death ($)
Ben Fowke
Severance payments	7,560,000		—	—	2,520,000	—
Retirement/Pension(2)	1,069,363		—	—	1,137,752	—
Benefits(3)	233,753		—	—	97,918	—
Equity compensation	18,523,105	(4)	—	—	—	14,657,328	(5)
Tax gross-up	4,827,976		—	—	—	—
Total	32,214,197				3,755,670	14,657,328
Teresa Madden
Severance payments	2,846,250		—	—	948,750	—
Retirement/Pension(2)	923,925		318,565	318,565	698,444	318,565
Benefits(3)	100,078		—	—	53,359	—
Equity compensation	2,657,835	(4)	—	—	—	2,657,835	(5)
Tax gross-up	—	(6)	—	—	—	—
Total	6,528,088		318,565	318,565	1,700,553	2,976,400
Kent Larson
Severance payments	2,805,000		—	—	935,000	—
Retirement/Pension(2)	1,060,830		609,388	609,388	841,836	609,388
Benefits(3)	151,755		—	—	70,585	—
Equity compensation	2,790,750	(4)	—	—	—	2,790,750	(5)
Tax gross-up	—	(6)	—	—	—	—
Total	6,808,335		609,388	609,388	1,847,421	3,400,138
Marvin McDaniel, Jr.
Severance payments	2,805,000		—	—	935,000	—
Retirement/Pension(2)	924,814		345,552	345,552	609,913	345,552
Benefits(3)	138,962		—	—	66,321	—
Equity compensation	2,633,372	(4)	—	—	—	2,633,372	(5)
Tax gross-up	1,844,738		—	—	—	—
Total	8,346,886		345,552	345,552	1,611,234	2,978,924
Scott Wilensky
Severance payments	2,499,750		—	—	833,250	—
Retirement/Pension(2)	414,524		—	—	146,211	—
Benefits(3)	112,546		—	—	57,515	—
Equity compensation	2,185,826	(4)	—	—	—	2,185,826	(5)
Tax gross-up	—	(6)	—	—	—	—
Total	5,212,646		—	—	1,036,976	2,185,826

(1)	Amounts in this column relate to amounts payable if a change in control, as defined in the Severance Policy, occurs and the executive officer is terminated within two years of such event.

(2)	Represents the actuarial present value of pension benefits that would be received upon a specified termination event over and above those included in the Pension Benefits Table on page 39, which the executive officers also would be entitled to receive, except upon death, in which case the SERP benefit, for the CEO, would be reduced by 50 percent. The amounts shown in the Pension Benefits Table are based on prescribed assumptions for age at payment, interest rate and mortality. In the event of immediate termination of employment, benefits would be calculated using actual assumptions set forth in the pension plan documents, which differ from the prescribed assumptions used for purposes of calculating the actuarial present value of accumulated benefits for the Pension Benefits Table. In addition, the retirement benefits payable subsequent to specific events (for example, a change in control) will be modified as described above. The retirement amounts shown in this section represent the increase, if any, in the present value of pension benefits due to the difference in assumptions for age at payment, interest rates and mortality. These amounts also reflect the increase due to changes in benefit level required for the specific termination event identified in the table.

(3)	Included in the amounts reported under “Benefits” for all NEOs is $30,000 for outplacement services. Amounts also include the dollar value of continued medical, dental and life insurance benefits for three additional years in the event of a termination upon change in control or one additional year in the event of an involuntary termination without cause as set forth below. For these purposes we have assumed that health care costs will increase at the rate of 7.44 percent per year.

	Ben Fowke ($)	Teresa Madden ($)	Kent Larson ($)	Marvin McDaniel, Jr. ($)	Scott Wilensky ($)
3 Years	59,753	43,078	55,755	42,962	55,546
1 Year	19,918	14,359	18,585	14,321	18,515

Amounts in this row also include the dollar value of the additional matching contributions to the qualified and non-qualified savings plans for three additional years in the event of a termination upon change in control or one additional year in the event of an Involuntary Termination without Cause as set forth below:

	Ben Fowke	Teresa Madden	Kent Larson	Marvin McDaniel, Jr.	Scott Wilensky
3 Years	144,000	27,000	66,000	66,000	27,000
1 Year	48,000	9,000	22,000	22,000	9,000

(4)	Represents the value of the RSUs and Retention Units and dollar value of all performance shares that will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels. This amount includes the value of restricted stock for which restrictions would lapse, which values are set forth on page 45.

(5)	Represents the value of the RSUs and Retention Units and dollar value of all performance shares that will vest and be paid out in cash, shares or a combination thereof as if the applicable performance goals had been obtained at target levels. This amount includes the value of restricted stock for which restrictions would lapse, which values are set forth on page 45.

(6)	In October 2011, the GCN approved a change to the Severance Policy that eliminated the gross up benefit to any new participants.

This section does not cover all amounts the NEOs will receive following termination as they are also entitled to receive:

•	their vested balances under pension and deferred compensation plans, as disclosed previously, under all employment termination scenarios;

•	the payments of long-term incentive awards, as described in the table on page 46;

•	leadership awards, if granted, under the Amended and Restated Executive Annual Discretionary Award Plan; and

•	annual incentive awards at target, in the event of a change in control, or at actual performance levels for all events other than termination with cause, as disclosed in the Grants of Plan-Based Awards Table on pages 35 to 36.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	3,544,339	n/a	7,292,112
Equity compensation plans not approved by security holders	n/a	n/a		(2)

(1)	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
	Xcel Energy Inc. 2005 Long-Term Incentive Plan (amended and restated effective February 17, 2010)	2,774,140	(3)	n/a	—		(4)
	Xcel Energy Inc. 2015 Omnibus Incentive Plan	81,178	(5)	n/a		7,292,112	(6)
	SEP	689,021		n/a	—		(7)

(2)	The Xcel Energy SEP, as amended and restated, was first approved by shareholders at our 2004 annual meeting. For awards made prior to this shareholder approval, the number of shares of the Company’s common stock to be used for distribution under this SEP are purchased on the open market.

(3)	Includes performance shares, RSUs, Retention Units, and associated reinvested dividend equivalents. Also includes amounts deferred in respect of previously vested performance shares and performance units, and their associated dividend equivalent units. For performance shares and certain RSUs and associated dividend equivalent units, the actual number of securities to be paid out depends upon the level of achievement of the applicable performance goal. Awards may be paid out in cash, stock or a combination thereof. Amounts reflected in this table assume payout in shares at 200 percent for performance shares and 120 percent for certain RSUs. Performance shares and a portion of the award for certain RSUs are subject to forfeiture if the threshold performance level is not achieved. Amounts reflected exclude performance share awards and performance unit awards that have performance periods that ended on December 31, 2015.

(4)	The 2005 Long-Term Incentive Plan approved by shareholders in 2005, was replaced by the 2015 Omnibus Incentive Plan, approved by shareholders at the 2015 annual meeting. The 2,295,226 shares that remain available under the 2005 Long-Term Incentive Plan will only be used to settle outstanding awards previously granted, and any amounts deferred in respect of previously vested awards, which, in each case, will continue to earn additional dividend equivalents. No additional awards will be made under the 2005 Long-Term Incentive Plan.

(5)	Includes performance shares, RSUs, stock equivalent units and associated reinvested dividend equivalents. For performance shares and certain RSUs and associated dividend equivalent units, the actual number of securities to be paid out depends upon the level of achievement of the applicable performance goal. Awards may be paid out in cash, stock or a combination thereof. Amounts reflected in this table assume payout in shares at 200 percent for performance shares and 120 percent for certain RSUs. Performance shares and a portion of the award for certain RSUs are subject to forfeiture if the threshold performance level is not achieved.

(6)	Awards can take the form of stock options, stock appreciation rights, restricted stock, bonus stock, performance units, performance shares, RSUs or stock equivalent units.

(7)	The Xcel Energy SEP, as amended and restated, first approved by shareholders in 2004, was replaced by the 2015 Omnibus Incentive Plan, approved by shareholders at the 2015 annual meeting. The 1,403,595 shares that remain available under the Xcel Energy SEP will only be used to settle outstanding awards previously granted, which will continue to earn additional dividend equivalents. No additional awards will be made under the Xcel Energy SEP.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS XCEL ENERGY INC.’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2016

The Audit Committee retains Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 2016. D&T was originally selected as the independent registered public accounting firm effective March 27, 2002.

The Audit Committee negotiates the fees associated with the D&T engagement and participates in the selection of the lead engagement partner. The engagement partner is rotated periodically.

While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s principal independent accountants, the Audit Committee and Board request that shareholders ratify the appointment of D&T as our independent registered public accounting firm as a matter of policy. While the Audit Committee is not required to take any action as a result of the outcome of this vote, it may investigate the reasons and consider whether to retain D&T or appoint another auditor, should shareholders reject the proposal. In addition, even if the appointment is ratified by shareholders, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of D&T will be present at the annual meeting and will have an opportunity to make a statement. Such representatives will be available to respond to questions from shareholders at the annual meeting.

Vote Required

Ratification of the appointment of D&T as our 2016 independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the annual meeting. Proxies solicited by the Board will be voted “FOR” the ratification of the appointment, unless a different vote is specified.

✓	Your Board, upon recommendation of the Audit Committee, recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting process. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by the listing standards of the NYSE. The Audit Committee operates pursuant to its charter, which it reviews at least annually.

The charter delineates the roles and responsibilities of management and the independent public accounting firm as follows:

•	Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

•	Our independent auditors, Deloitte & Touche LLP, are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

To perform its oversight function, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management and our independent auditors. This review included a discussion of the quality — not just the acceptability — of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

•	Discussed with our independent auditors the matters required to be discussed by applicable Public Company Accounting Oversight Board standards.

•	Received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed the independence of D&T with them.

•	Reviewed and pre-approved the services provided by our independent auditors other than their audit services and considered whether the provision of such other services by our independent auditors is compatible with maintaining their independence.

•	Discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits for the year 2016. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to in the charter, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, to be filed with the SEC. The Audit Committee has appointed D&T as the Company’s independent auditors for 2016. Shareholder ratification of this appointment is included as Proposal No. 3 in these proxy materials.

Audit Committee

Timothy V. Wolf, Chair

Albert F. Moreno

Richard T. O’Brien

James T. Prokopanko

A. Patricia Sampson

Kim Williams

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

D&T has audited the Company’s consolidated financial statements since 2002. Audit services provided by D&T in 2015 included: the audits of consolidated financial statements and management’s assessment of internal control over financial reporting of the Company; reviews of interim consolidated financial information; and consultation on matters related to accounting and financial reporting. Representatives of D&T will be present at the annual meeting and will have the opportunity to make a statement. Such representatives will be available to respond to questions from shareholders at the annual meeting.

Audit and Non-Audit Fees

The following table presents fees for professional services performed by D&T, the member firms of Deloitte Touche Tohmatsu and their respective affiliates for the annual audit of the Company’s and its subsidiaries’ annual financial statements for 2015 and 2014, the review of the Company’s and its subsidiaries’ interim consolidated financial statement for each quarter in 2015 and 2014, and for audit-related, tax and other services performed in 2015 and 2014 (in thousands).

	2015	2014
Audit Fees(1)	$4,649	$4,486
Audit-Related Fees(2)	991	501
Tax Fees(3)	597	746
All Other Fees(4)	51	50
Total	$6,288	$5,783

(1)	Includes annual audit of the Company’s and its subsidiaries’ financial statements and management’s assessment of our internal control over financial reporting, reviews of interim consolidated financial information, consultation on matters related to financial reporting, and comfort letters and consents for securities offerings.

(2)	Fees reported for 2015 include $246,000 for employee benefit plan audits; $651,000 for required rate case filing package review procedures in Texas and New Mexico; and $94,000 for other audits and accounting consultations. Fees reported for 2014 include $238,000 for employee benefit plan audits; $186,000 for required rate case filing package review procedures in Texas; and $77,000 for agreed upon procedures and accounting consultations.

(3)	Fees reported for 2015 include $159,000 for tax compliance services; and $438,000 for tax planning services. Fees reported for 2014 include $58,000 for tax compliance services; and $688,000 for tax planning services.

(4)	Fees reported for 2015 include $11,000 for seminars; $5,000 for license fee for accounting research software research product; and $35,000 for other program and subscription services. Fees reported for 2014 include $10,000 for seminars; $5,000 for license fee for accounting research software product; and $35,000 for other program and subscription services.

Audit Committee Pre-Approval Policies

Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee has delegated pre-approval authority for matters that arise between meetings to the Chair of the Audit Committee. The Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All audit-related fees, tax fees and all other fees for 2015 and 2014 were pre-approved in accordance with this policy.

PROPOSAL NO. 4

SHAREHOLDER PROPOSAL ON THE SEPARATION OF THE

ROLE OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Gerald R. Armstrong, 621 Seventeenth Street, Suite 2000, Denver, Colorado 80293-2001, registered owner of 1,814 shares, has given notice that he intends to present for action at the annual meeting the following resolution:

RESOLUTION

That the shareholders of XCEL ENERGY INC. request its Board of Directors to adopt a policy, and amend the by-laws as necessary, to require the Chairman of the Board of Directors to be an independent member of the Board of Directors.

This policy should not be implemented to violate any contractual obligation and should specify: (a) how to select a new “independent” chairman if the current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance is excused if no independent director is available and willing to serve as Chairman.

STATEMENT

This proposal’s proponent is a longterm shareholder of XCEL ENERGY INC. and is responsible for its elimination of classified terms for directors by requiring the annual election of all directors.

He believes that an independent chairman may have objected to the retirement of “Preferred Shares” which were costing less in dividends than the dividends of “Common Shares” with anticipated increases in dividends to be paid and that “cumulative voting rights” in place at Northern States Power for decades were a valuable shareholder right.

In addition to the problems created by the merger creating XCEL, The Denver Post (November 4, 2012) reported XCEL’s “SmartGridCity” as “poorly planned, poorly managed, and a failed experiment.” The proponent believes that an independent chairman could have prevented this.

Please note the terminations of the persons holding similar dual roles at Target Corporation and DuPont.

DuPont’s failures were placed upon its Board Chair and Chief Executive Officer who was ousted by its board in the same manner that Target Corporation’s board ousted its Chairman/Chief Executive Officer a year earlier. In 2009, less than 12% of the incoming CEOs were also made chairman compared to 48% in 2002. Studies have confirmed that underperforming companies that lack an “independent” chairman and companies, world-wide, are routinely separating the positions of Chairman and CEO (CEO Succession 2000-2009: A Decade of Convergence and Compression, Booz & Co., Summer, 2010).

The proponent believes that over-extension of duties weakens leadership and may have caused these failings.

An independent board chairman has been found in academic studies to improve financial performance. A 2007 Booz & Co. study found that in 2006, all of the underperforming North American companies with long-tenured CEOs lacked an independent chairman (The Era of the Inclusive Leader. Booz Allen Hamilton Summer, 2007).

Norges Bank Investment Management has stated in support of a similar proposal:

“The roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these positions to insure a balance of power and authority on the Board.”

If you agree, please vote “FOR” this proposal.

THE XCEL ENERGY BOARD UNANIMOUSLY

RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL

•	Our shareholders have had the opportunity to vote on separation proposals seven times since 2006, none of which have passed. Most recently in 2015, a similar proposal received only 20 percent of the votes cast.

•	The Board believes that it is in the best position to determine who should serve as Chairman and CEO, and whether the offices should be combined or separated. Maintaining flexibility to decide the appropriate leadership structure is consistent with effective governance and best serves shareholder interests. Adoption of the proposal would deprive the Board of its ability to govern the Company in the most effective manner.

•	The Board is committed to effective and independent oversight of management and sound corporate governance. The Board is committed to effective governance and is responsive to our shareholders, as evidenced by the recent adoption of a carefully considered proxy access right for shareholders. Given the unique nature of the regulated utility industry the Board believes a combined position of Chairman and CEO coupled with a strong Lead Independent Director and independent directors best serves the Company and shareholders.

•	We have engaged with our largest investors on governance, including this topic, and they support our current leadership structure. During 2015, we engaged with 19 of the largest holders of our common stock, representing approximately 28 percent of our shares, and discussed with them the matter of separating the roles of Chair and CEO. These holders were largely supportive of our position on combining the roles, and the substantial majority indicated that they voted against the shareholder proposal on this topic in 2015.

A combined position of Chairman and CEO provides the most effective leadership for the Company, given the unique characteristics of the industry.

The Board believes that the most effective leadership structure for Xcel Energy at the present time is for Mr. Fowke to serve as both Chairman and CEO. Mr. Fowke has extensive knowledge of and experience in the regulated utility industry, which is complicated and unique because it is a fully price-regulated industry, operates under a complex set of federal, state, and local regulations, and is undergoing significant change. His thorough understanding of the challenges facing the industry is necessary to balance stakeholder interests at both the management and Board level. In light of these challenges and given the importance of the role of the Chairman, the Board believes that shareholders are best served by having Mr. Fowke serve in a combined role of Chairman and CEO.

Our Board provides independent oversight of management.

The Board believes that the candor and objectivity of the Board’s deliberations is retained regardless of whether its Chairman is independent or a member of management. The strength of our corporate governance structure is such that the combination of the roles of Chairman and CEO does not limit the Board’s oversight of the CEO or the Company.

•	The Board currently has eleven independent directors among its twelve members.

•	The Board meets in executive session without management present at every Board meeting. The Lead Independent Director presides over each session of independent directors.

•	All committees of the Board (Audit, Finance, GCN and ONES) are composed entirely of independent directors.

•	All committees of the Board meet regularly in executive session both with management and with only independent directors present.

•	The Lead Independent Director and the committee Chairs, all of whom are independent, review and approve the agendas and materials for the Board and their respective committee meetings.

•	The GCN is required to evaluate the performance of the CEO on an annual basis, using objective criteria.

The Board has annually elected a Lead Independent Director since 2006.

The Lead Independent Director role provides for strong independent governance in accordance with our Corporate Governance Guidelines. The designated responsibilities of the Lead Independent Director are set forth in our Corporate Governance section on page 11. In addition to those responsibilities, the Lead Independent Director annually solicits input on the CEO’s performance from each of the other independent directors during executive session, without the CEO being present, and then provides feedback to the CEO. This approach provides effective, independent oversight of the performance of the CEO; separation of the positions of Chairman and CEO would not provide any additional benefit.

Xcel Energy has been meeting or exceeding its financial objectives with the current combined role of the Chairman and CEO.

We have consistently delivered on our financial objectives while having a combined role, meeting or exceeding our earnings and dividend growth objectives for eleven consecutive years. Since 2005, our ongoing EPS compound average growth rate was 6.2 percent and our annual average dividend growth was 4.1 percent. Consistently delivering on our financial objectives has resulted in a cumulative total return to shareholders that exceeded our peer group and the EEI-Investor Owned Electrics Index for the five-year period ending December 2015.

Given our strong independent board oversight of management and the Company’s sound corporate governance practices, we do not believe that an arbitrary mandate requiring an independent Chairman is in the best interests of our shareholders.

Vote Required

The affirmative vote of a majority of the voting power of the shares present or by proxy and entitled to vote at the annual meeting will be required for the approval of this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless a different vote is specified.

✓	Your Board recommends a vote “AGAINST” this proposal for the reasons described above.

ADDITIONAL INFORMATION

RELATED-PERSON TRANSACTIONS

Policy

In 2008, the Board adopted a policy establishing procedures for the review and approval or ratification of transactions involving Xcel Energy if one of our directors, nominees for director, executive officers or shareholders owning more than five percent of our common stock, or their immediate family members, has a material interest in the transaction. Transactions or series of transactions exceeding a value of $120,000 are governed by this policy. The GCN is responsible for reviewing these transactions. In determining whether to approve or ratify any such transactions, GCN must analyze the following factors:

•	Whether the terms are fair to the Company;

•	Whether the transaction is material to the Company;

•	The role the related person has played in arranging the transaction;

•	The structure of the transaction;

•	The interests of all related persons in the transaction; and

•	Any other considerations the GCN deems relevant.

Whether a related person has a “material interest” in a transaction is a facts and circumstances determination. Factors considered include the relationship of the related persons to the transaction and with each other, the importance of the interest to the person having the interest and the amount involved in the transaction, and any other consideration deemed relevant by the GCN. The GCN will approve a related person transaction only if it determines that the transaction is beneficial to the Company and the terms are fair to the Company.

Specific Transactions

Robert McDaniel, brother to our Executive Vice President, Group President, Utilities and Chief Administrative Officer Marvin McDaniel, Jr., is the Senior Vice President of Atkinson Power LLC. Atkinson Power is a vendor that has bid for Company projects involving electric transmission and distribution construction and maintenance as well as street lighting for two of our operating subsidiaries. In his position with Atkinson Power, Mr. Robert McDaniel manages employees who were directly responsible for negotiating construction and maintenance contracts with our operating subsidiaries and is the individual ultimately responsible for the vendor-client relationship with our operating subsidiaries.

In 2015, we paid Atkinson Power approximately $49,000 for services it had provided for constructing a transmission line for Southwestern Public Service Company. In addition, we have a master services agreement in place with Atkinson Power for $2.5 million, under which there were no transactions during 2015. The contracts were awarded through our regular sourcing process that uses either a competitive bidding process that considers cost, skill, industry reputation, prior work history, and adaptability of the vendor or market assessment. Neither Mr. Marvin McDaniel nor any employees in his chain of command are directly or indirectly involved in the negotiations of any contract with Atkinson Power LLC or its affiliates nor are they directly or indirectly involved with the performance of the specific contracts noted above.

These transactions were reviewed and approved by the GCN under the Company’s Related-party Transaction Policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Securities Exchange Act requires our directors and officers to file reports with the SEC regarding their ownership and changes in ownership of our stock. We are required to disclose whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. We believe that during 2015, all officers and directors subject to such reporting obligations have satisfied all Section 16(a) filing requirements, with the exception that time-vested restricted stock unit awards were inadvertently omitted from the Form 3 filings by David T. Hudson and Christopher B. Clark. In making this statement, we have relied upon examinations of the copies of Forms 3, 4 and 5 and the written representations of our directors and executive officers.

QUESTIONS AND ANSWERS ABOUT THE

PROXY MATERIALS AND THE ANNUAL MEETING

What Are the Company’s Voting Recommendations?

Our Board recommends that you vote your shares as follows:

•	“FOR” each of the nominees to the Board (see pages 1 to 7);

•	“FOR” approval of the advisory vote on executive compensation (see page 21);

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as Xcel Energy Inc.’s independent registered public accounting firm for 2016 (see page 49); and

•	“AGAINST” a shareholder proposal on the separation of the roles of the Chairman and Chief Executive Officer (see pages 52 to 54).

What Is the Voting Requirement to Approve Each of the Proposals?

Election of Directors. For Proposal No. 1, you may vote “FOR” or “AGAINST” each of the director nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. To elect a director, the shares voted “FOR” a nominee must exceed the shares voted “AGAINST” the nominee. A “WITHHOLD” vote will not have an impact on the election of directors.

Our Guidelines require an incumbent director in an uncontested election to tender a resignation to our GCN if the director does not receive a majority of the votes cast “FOR.” After taking into account that committee’s recommendation, the Board will act on the offer of resignation and publicly disclose its decision within 90 days of the date of the certification of the election results. In making its recommendation or decision, the GCN and the Board may each consider any factors or other recommendations that it considers relevant and appropriate. Any director who has offered to tender his or her resignation will not participate in the decision regarding his or her resignation. If the director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected. If the director’s resignation is accepted by the Board, the Board may fill any resulting vacancy or may elect to not fill the vacancy and decrease the size of the Board.

Other Proposals. For all other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Proposal Nos. 3 and 4 require the affirmative “FOR” vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote at the annual meeting. If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote on a proposal) is treated as not present and not entitled to vote on that proposal.

For Proposal No. 2, we will consider our shareholders to have approved our executive compensation on an advisory, non-binding basis if the shares voted “FOR” the proposal exceed the shares voted “AGAINST.” For purposes of this proposal, a vote to “ABSTAIN” and a failure to vote in person or by proxy (including a broker non-vote) will have no effect on this proposal.

What Happens if Additional Proposals are Presented at the Annual Meeting?

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxies, Teresa S. Madden, Judy M. Poferl and Scott M. Wilensky, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote your proxy for such other candidate or candidates as may be recommended by the GCN and nominated by the Board.

Who are the Appointed Proxies?

The Company has appointed Teresa S. Madden, Judy M. Poferl and Scott M. Wilensky, or any of them with power of substitution, as proxies to vote all proxies properly executed and submitted by shareholders who are entitled to vote at the annual meeting of shareholders, or any adjournment or postponement of the meeting.

Who Will Count the Vote?

We retain an independent inspector to receive and tabulate the proxies and to certify the results. For the annual meeting, representatives of Wells Fargo Shareowner Services will tabulate the votes and act as the inspectors of election.

What Is the Quorum Requirement for the Annual Meeting?

At March 22, 2016, there were 507,952,795 common shares issued and outstanding entitled to vote at the annual meeting. We will have a quorum and be permitted to conduct business if a majority of the voting power of these shares is present at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

How Can I Vote My Shares?

Shareholders of Record may vote their shares as follows:

•	By Internet — Go to the website at www.proxypush.com/xel, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

•	By Telephone — Call 1-866-883-3382, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card.

•	By Mail — If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the enclosed, postage-paid envelope. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by Internet or telephone.

•	In Person — At the annual meeting.

Please help us save time and postage costs by voting by Internet or by telephone. Voting by Internet or telephone is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately.

Beneficial Owner of Shares Held in Street Name. All beneficial owners will receive instructions from the holder of record (the bank, brokerage house or other nominee that holds your shares) that you must follow in order for your shares to be voted. Typically you will be able to submit your voting instructions to your broker or nominee.

Employee Plan Participant. If you are a participant in one of our employee savings or stock ownership plans (“Company Plans”), your proxy card is a voting directive for shares allocated to your account. The trustee will vote the shares as instructed by you in your voting directive. If you do not vote your Company Plan shares by 11:59 p.m. EDT on May 15, 2016 the trustee will vote your allocated shares, along with all unallocated shares held in the plan, in the same proportion that all other allocated shares are voted.

What Happens if I Do Not Give Specific Voting Instructions?

If you do not give specific voting instructions, how your shares are voted depends on whether you are a shareholder of record or a beneficial owner.

•	Shareholders of Record. If you are a shareholder of record and you either:

1.	Vote on the Internet and leave all voting options blank and click “Submit,” or

2.	Sign and return a proxy card without giving specific voting instructions,

then the proxies will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxies may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

•	Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide specific voting instructions, your shares will be voted in accordance with the rules of various national and regional securities exchanges. In such case, the organization that holds your shares may generally vote your shares on routine matters, but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the Difference between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	Shareholder of Record. Your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services. As the shareholder of record, you have the right to vote your shares by proxy directly with the Company (by Internet, by telephone or by mail) or to vote in person at the annual meeting. If you do not vote in person or by proxy, your shares will not be voted.

•

Beneficial Owner of Shares Held in Street Name. Your shares are held in a stock brokerage account or by a bank or other nominee (sometimes this is referred to as “street name”). Your broker or nominee is considered the shareholder of record with respect to those shares and forwards proxy materials to you. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. If you wish to vote your shares in person, you must provide us with a legal proxy from your broker.

What Is the Record Date and What Does it Mean?

Only shareholders of record at the close of business on the record date, March 22, 2016, are entitled to receive notice of the annual meeting and to vote on the shares of common stock that they held on such date. Each share of our common stock held on the record date is entitled to one vote upon each matter presented at the annual meeting.

What is the Deadline for Voting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 11:59 p.m., EDT, on May 17, 2016
A street name holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 11:59 p.m., EDT, on May 17, 2016
A participant in the Company Plans	• Mail • Internet or telephone	• By May 15, 2015 • By 11:59 p.m., EDT, on May 15, 2016

Can I Change My Vote?

Yes. If you change your mind after voting your proxy and prior to the annual meeting, you can revoke your proxy and change your proxy instructions by signing another proxy with a later date, voting a second time by telephone or by the Internet prior to the deadlines set forth in the question above titled What is the Deadline for Voting?, or revoking your prior proxy and voting at the annual meeting. Alternatively, you may provide a written statement to the Company (attention: Corporate Secretary) of your intention to revoke your proxy.

Is My Vote Confidential?

Yes. Xcel Energy has adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for the Company to assert or defend claims.

Which Ballot Measures are Considered “Routine” or “Non-Routine”?

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016 (Proposal No. 3) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters.

The election of directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 2), and the shareholder proposal for the separation of the role of Chairman and CEO (Proposal No.4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2 and 4.

Are There Any Rules Regarding Admission to the Annual Meeting?

Yes. You are entitled to attend the annual meeting only if you were a shareholder as of the record date, or if you hold a valid legal proxy naming you to act for a registered shareholder as of the record date. Before we will admit you to the meeting, we must be able to confirm:

•	Your identity, by reviewing a valid form of state-issued photo identification such as a driver’s license; and

•	That you were a registered shareholder or held your shares in street name or in one of the Company Plans on the record date by:

¡	verifying your name and stock ownership against our list of registered shareholders; or

¡	reviewing other evidence of your stock ownership (such as your most recent brokerage or bank statement, if you hold your shares in street name, or your most recent plan statement, if you are a participant in one of the Company Plans); or

¡	You are validly acting as proxy;

¡	For a registered shareholder as of the record date, by reviewing a written legal proxy naming you signed by the registered shareholder; or

¡

For a beneficial owner of shares held in street name as of the record date, by reviewing a written legal proxy from the brokerage firm or bank holding the shares to the street name holder that is assignable, and a written legal proxy to you signed by the street name holder, together with a brokerage or bank statement showing the street name holder’s shares as described above.

If you do not have both a valid form of state-issued photo identification and proof that you owned, or are legally authorized to act as proxy for someone who owned, shares of our common stock on March 22, 2016, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that you meet the requirements for admission. We will decide in our sole discretion whether the documentation you present meets the requirements described above. If you hold your shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both follow the admission procedures described above. Each shareholder may bring one guest to the meeting, provided that the guest must also have valid state-issued photo identification, or, for minor children, the shareholder must sign a minor admission certification.

The annual meeting will begin at 11:00 a.m. CDT. The doors will open at 10:15 a.m. CDT. Please allow ample time for the admission procedures described above.

How Do I Reserve an Admission Ticket to Attend the Annual Meeting?

You must reserve an admission ticket to attend. If you are a shareholder of record and plan to attend, please contact Xcel Energy’s Corporate Secretary Department by email at CorporateSecretary@xcelenergy.com or by telephone at 612-215-5391 to reserve a ticket. Your ticket will be available for pick-up at the meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Shareholder Relations, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401; fax: 612-215-4504; or email: CorporateSecretary@xcelenergy.com. Requests to reserve admission tickets will be processed in the order in which they are received and must be received no later than May 15, 2016.

Who Pays for the Cost of Soliciting Votes for the Annual Meeting?

Some of our directors and officers, as well as management and non-management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Xcel Energy, postings on our website, www.xcelenergy.com, and advertisements in periodicals. We will bear the expense of any such solicitation, as well as the costs of preparing, printing and mailing this proxy material.

We have also hired Morrow & Co., LLC to assist us in the solicitation of votes. We expect to pay Morrow & Co., LLC approximately $19,500 for consultation services and preparation in connection with the solicitation, plus expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of our stock.

Does the Company Offer Shareholders Electronic Delivery of Proxy Materials?

Yes. Xcel Energy offers shareholders the option to receive the Annual Report to shareholders and proxy statement electronically instead of receiving paper copies of these documents in the mail. You must specifically request the electronic information prior to the record date for the annual meeting.

Shareholders of record should call Wells Fargo Shareowner Services at 1-877-778-6786 to request electronic delivery. Beneficial owners must contact their bank, brokerage house or other nominee record holder to request electronic delivery. As soon as the Annual Report to shareholders and proxy statement are available, electronic delivery participants will receive an e-mail with a link to the information and a control number to use to vote online.

Why Did I Only Receive a Notice Directing Me to the Internet Instead of the Proxy Statement and Annual Report?

We are again providing shareholders Internet access to our proxy to reduce the environmental impact of our annual meeting and to manage costs. On April 4, 2016, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to some of our shareholders and posted our proxy materials on the website referenced in the Notice (www.proxydocs.com/xel). As more fully described in the Notice, shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. Shareholders can indicate a preference to receive a printed copy by calling 1-866-870-3684 or by internet at www.investorelections.com/xel. Once a shareholder requests to receive a printed copy, that choice will remain in effect until changed by the shareholder. If you are a beneficial owner and you want to receive separate copies of the Annual Report to shareholders and proxy statement in the future, you should contact your bank, broker, or other nominee record holder.

What Does it Mean if I Receive More Than One Notice of Internet Availability of Proxy Materials or Proxy Card or Voting Instruction Card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.

May I Propose Actions or Nominees for Consideration at Next Year’s Annual Meeting of Shareholders?

Yes, you may submit proposals or director nominations for consideration at future shareholder meetings as follows:

•	Proposals Included in the Proxy Statement. Unless we indicate otherwise at a later date, for a shareholder proposal (other than a director nomination) to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporate Secretary no later than December 5, 2016. These proposals must be in writing and sent to: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. These proposals also need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in our proxy materials.

•	To Be Raised from the Floor. Similarly, unless we indicate otherwise at a later date, for a shareholder proposal or director nomination to be raised from the floor during next year’s annual meeting, the shareholder’s written notice must be received by the Corporate Secretary no later than February 17, 2017, and must contain certain information as required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.xcelenergy.com, under “Company — Investor Relations — Corporate Information —Governance Documents.”

•	Director Nominations to be Included in the Proxy Statement (Proxy Access). Unless we indicate otherwise at a later date, for a shareholder nominee for director to be considered for inclusion in the Company’s proxy statement for the next year’s annual meeting, the written notice must be received by the Corporate Secretary no earlier than on November 5, 2016 and no later than December 5, 2016, and must contain certain information required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.xcelenergy.com, under “Company — Investor Relations — Corporate Information — Governance Documents.”

Management does not know of any business, other than that described in this proxy statement, that may be presented for action at the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Directors,

JUDY M. POFERL

Senior Vice President, Corporate Secretary and Executive Services

Minneapolis, Minnesota

Exhibit A

Ongoing Earnings

The following table provides a reconciliation of ongoing diluted EPS to GAAP diluted EPS for 2005 through 2015:

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015(1)
Ongoing EPS	$1.15	$1.30	$1.43	$1.45	$1.50	$1.62	$1.72	$1.82	$1.95	$2.03	$2.09
PSRI-COLI	$.05	$0.05	$(0.08)	$0.01	$(0.01)	$(0.01)	—	—	—	—	—
Prescription Drug Tax Benefit	—	—	—	—	—	—	—	$0.03	—	—	—
SPS FERC Order	—	—	—	—	—	—	—	—	$(0.04)	—	—
Loss on Monticello LCM/EPU Project	—	—	—	—	—	—	—	—	—	—	$(0.16)

Continuing Operations	$1.20	$1.35	$1.35	$1.46	$1.49	$1.61	$1.72	$1.85	$1.91	$2.03	$1.94
Discontinued Operations	$0.03	$0.01	—	—	$(0.01)	$0.01	—	—	—	—	—

GAAP EPS	$1.23	$1.36	$1.35	$1.46	$1.48	$1.62	$1.72	$1.85	$1.91	$2.03	$1.94

(1)  Amounts in this column may not add due to rounding.

Xcel Energy’s management believes that ongoing earnings provide a meaningful comparison of earnings results and is representative of Xcel Energy’s fundamental core earnings power. Xcel Energy’s management uses ongoing earnings internally for financial planning and analysis, for reporting of results to the Board, and when communicating its earnings outlook to analysts and investors.

2015 EPS Growth

3.0% (annual ongoing EPS growth)

(4.4)% (annual GAAP EPS growth)

Adjusted EPS

The Company’s 2015 AIP and 2013 long-term incentive awards based on EPS growth (“2013 EPS Awards”) provide for certain exclusions from earnings from continuing operations when calculating EPS related to the positive or negative earnings impacts for certain events if the impact of the event exceeds $20 million on an after-tax basis. These events include: (1) gains or losses on the sale of assets; (2) changes in GAAP accounting; (3) changes in deferred tax assets related to net operating losses, tax credits or other tax attributes resulting from a change in law, or the creation of a new energy or other tax; or (4) resolution of litigation or a dispute. The resulting Adjusted EPS is then used to determine program and award results.

The following table reconciles GAAP diluted EPS to Adjusted EPS for the purposes of the 2015 AIP and 2013 EPS Awards. The adjustment stems from the litigated decision by the Minnesota Public Utility Commission to only allow recovery of $333 million of costs associated with the Monticello life-cycle management/extended power upgrade (LCM/EPU) project with no return on this portion of the LCM/EPU investment for years 2015 and beyond, which resulted in a pre-tax charge of approximately $129 million, or $79 million net of tax, in the first quarter of 2015. The after-tax amount of the resolution of this dispute on 2015 earnings exceeded $20 million and thus triggered the adjustment under the terms of the 2015 AIP and 2013 EPS Awards.

2015(1)
GAAP diluted EPS	$1.94
Loss on Monticello LCM/EPU Project	$0.16

Adjusted EPS	$2.09

(1)  Amounts in this column may not add due to rounding.

A-1

DRIVING DIRECTIONS

The Florian Gardens is located at the intersection of I-94 and Highway 93 in Eau Claire, Wisconsin.

From the east or the south:

Take I-94 west to Highway 93 Eleva/Eau Claire, Exit #68.

Turn left onto Highway 93 South and then right at the second stoplight onto Lorch Ave.

The Florian Gardens is the last building on the right.

From the west:

Take I-94 east to Highway 93 Eleva/Eau Claire Exit #68.

Turn right onto Highway 93 South.

Turn right at the first set of stoplights onto Lorch Ave.

The Florian Gardens is the last building on the right.

From the north:

Take Highway 53 South into Eau Claire.

Merge onto Highway 93 South towards Eleva/Mall Drive.

After crossing over I-94, turn right at the second set of stoplights onto Lorch Ave.

The Florian Gardens is the last building on the right.

Annual Meeting Guidelines

In the interest of an orderly and constructive meeting, the following guidelines will apply to Xcel Energy’s 2016 Annual Meeting of Shareholders:

1.	All shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. You must reserve an admission ticket in order to attend. If you are a shareholder of record and plan to attend, please contact Xcel Energy’s Corporate Secretary Department at CorporateSecretary@xcelenergy.com or by telephone at 612-215-5391 to reserve a ticket. Your ticket will be available for pick-up at the meeting.

If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Shareholder Relations, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401; fax: 612-215-4504; or email: CorporateSecretary@xcelenergy.com. Requests to reserve admission tickets will be processed in the order in which they are received and must be received no later than May 15, 2016. State-issued photo identification will be required to gain admittance to the annual meeting.

2.	The business of the meeting will follow as set forth in the agenda, which you will receive at the meeting entrance. If you wish to change your vote or have not voted, ballots will be distributed to you to cast your votes.

3.	Shareholder questions and comments related to the business of the Company will be addressed only during the question and answer portion of the agenda at the end of the annual meeting.

4.	If you wish to speak at the designated time in the question and answer portion of the annual meeting, please go to the nearest microphone and state your name before asking a question. You must ask a question and direct it to the Chairman. Questions from the floor are limited to three minutes to provide an opportunity for as many shareholders as possible.

5.	Although personal grievances, claims and political statements are not appropriate subjects for the annual meeting, you may submit any of these to a Company representative and the Company will respond in writing.

6.	The use of cameras or sound recording equipment is prohibited, except by those employed by the Company to provide a record of the proceedings. The use of cell phones and other personal communication devices also is prohibited during the annual meeting.

7.	No firearms or weapons will be allowed in the meeting room.

8.	No banners, packages or signs will be allowed in the meeting room.

9.	Xcel Energy reserves the right to inspect all items, including handbags and briefcases, entering the meeting room.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below:  ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD

The Board of Directors Recommends a Vote FOR each of the nominees in Item 1 and FOR Items 2 and 3.

1.	Election of directors:

		FOR	AGAINST	WITHHOLD			FOR	AGAINST	WITHHOLD

1a.	Gail K. Boudreaux	☐	☐	☐	1g.	A. Patricia Sampson	☐	☐	☐

1b.	Richard K. Davis	☐	☐	☐	1h.	James J. Sheppard	☐	☐	☐

1c.	Ben Fowke	☐	☐	☐	1i.	David A. Westerlund	☐	☐	☐

1d.	Richard T. O’Brien	☐	☐	☐	1j.	Kim Williams	☐	☐	☐

1e.	Christopher J. Policinski	☐	☐	☐	1k.	Timothy V. Wolf	☐	☐	☐

1f.	James T. Prokopanko	☐	☐	☐

2.	Company proposal to approve, on an advisory basis, executive compensation					☐ For ☐ Against ☐ Abstain

3.	Company proposal to ratify the appointment of Deloitte & Touche LLP as Xcel Energy Inc.’s independent registered public accounting firm for 2016					☐ For ☐ Against ☐ Abstain
The Board of Directors Recommends a Vote AGAINST Item 4.
4.	Shareholder proposal on the separation of the roles of the Chairman and Chief Executive Officer					☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Xcel Energy Inc.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 18, 2016

11:00 a.m. CDT

The Florian Gardens

2340 Lorch Ave.

Eau Claire, Wisconsin

Xcel Energy Inc. 414 Nicollet Mall Minneapolis, MN 55401	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2016.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, this proxy will be voted FOR the nominees and proposals set forth in Items 1, 2, and 3, and AGAINST the proposal set forth in Item 4.

By signing the proxy, you revoke all prior proxies and appoint Teresa S. Madden, Judy M. Poferl, and Scott M. Wilensky, and each of them with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 18, 2016, and any adjournment(s) or postponement(s) thereof, and to vote, as designated hereon and in their discretion, with respect to any other business properly brought before the Annual Meeting all shares of the common stock of the Company which the undersigned would be entitled to vote if personally present at such meeting, except for the shares of common stock held of record in the undersigned’s account with the Plans (defined below), the voting instructions for which are explained below.

THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS FOR SHARES HELD OF RECORD IN THE NEW CENTURY ENERGIES, INC. EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES, THE XCEL ENERGY 401(K) SAVINGS PLAN, THE NUCLEAR MANAGEMENT COMPANY, LLC NMC SAVINGS AND RETIREMENT PLAN, AND THE NEW CENTURY ENERGIES, INC. EMPLOYEE INVESTMENT PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES (“PLANS”). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF VOTING INSTRUCTIONS ARE NOT RECEIVED BY 11:59 p.m. EDT ON MAY 15, 2016, YOU WILL BE TREATED AS DIRECTING THE PLANS’ TRUSTEE TO VOTE THE SHARES HELD IN THE PLANS IN THE SAME PROPORTION THAT ALL OTHER ALLOCATED SHARES HELD IN THE PLANS ARE VOTED. THE UNDERSIGNED HEREBY AUTHORIZES THE TRUSTEES OF THESE PLANS TO VOTE THE UNDERSIGNED’S SHARES HELD IN ITS ACCOUNTS.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.proxypush.com/xel Use the Internet to vote your proxy until 11:59 p.m. (EDT) on May 17, 2016, or 11:59 p.m. (EDT) on May 15, 2016 in the case of shares held under the Plans.	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 17, 2016, or 11:59 p.m. (EDT) on May 15, 2016 in the case of shares held under the Plans.

MAIL

Mark, sign and date your proxy

card and return it in the

postage-paid envelope provided.

Your proxy card must be received by

May 17, 2016 or by May 15, 2016

in the case of shares held

under the Plans.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.